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Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-231716 and 333-231716-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 6, 2019)

$

PartnerRe Finance B LLC

    % Fixed-Rate Reset Junior Subordinated Notes due 2050

Fully and Unconditionally Guaranteed on a Junior Subordinated Basis
by PartnerRe Ltd.

           This is an offering by PartnerRe Finance B LLC, or the issuer, of $            aggregate principal amount of its        % fixed-rate reset junior subordinated notes due 2050 (the "Notes"). The Notes will bear interest (i) from the date of original issue to, but excluding, October 1, 2030, at the fixed rate of        % per annum and (ii) from, and including, October 1, 2030, during each Reset Period (as defined herein), at a rate per annum equal to the Five-Year Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus        % to be reset on each Reset Date (as defined herein). Interest on the Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2021. So long as no event of default with respect to the Notes has occurred and is continuing, the issuer has the right, on one or more occasions, to defer the payment of interest on the Notes for one or more consecutive interest periods up to five years, subject to extension up to ten years in limited circumstances. See "Description of the Notes and the Guarantees—Interest—Optional Deferral of Interest Payments" and "—Arrears of Interest." In addition, under certain conditions, the issuer will be required to postpone interest payments. See "Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments" and "—Arrears of Interest." The Notes are scheduled to mature on October 1, 2050. Under certain conditions, the issuer will be required to postpone repayment of the Notes on the scheduled maturity date. See "Description of the Notes and the Guarantees—General" and "—Conditions to Redemption and Repayment."

           The Notes will be unsecured junior subordinated obligations of the issuer and will rank junior in right of payment to all outstanding and future senior indebtedness of the issuer (as defined in this prospectus supplement) and equally in right of payment with all future unsecured indebtedness of the issuer that is by its terms equal in right of payment to the Notes. The payment obligations of the issuer pursuant to the Notes will be fully and unconditionally guaranteed by PartnerRe Ltd., or the guarantor, on an unsecured and junior subordinated basis (the "Guarantees"). The Guarantees of the Notes will be unsecured junior subordinated obligations of the guarantor and will rank junior in right of payment to all outstanding and future senior indebtedness of the guarantor (as defined in this prospectus supplement) and equally in right of payment with all future unsecured indebtedness of the guarantor that is by its terms equal in right of payment to the Guarantees.

           The Notes will be redeemable at the issuer's option, subject to the BMA Redemption Requirements (as defined herein), in whole or in part, at any time during any Par Call Period (as defined herein), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. At any time not during a Par Call Period, the Notes will be redeemable at the issuer's option, subject to the BMA Redemption Requirements, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a "make-whole" premium calculated to the first day of the next Par Call Period and accrued and unpaid interest, if any. See "Description of the Notes and the Guarantees—Optional Redemption."

           In addition, subject to the BMA Redemption Requirements, the Notes will be redeemable at the issuer's option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, (i) within 90 days of the date on which the issuer has reasonably determined that a Capital Disqualification Event (as defined herein) has occurred and (ii) after the occurrence of a Tax Event (as defined herein). See "Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Capital Disqualification Event" and "—Optional Redemption upon a Tax Event." Furthermore, the Notes will be redeemable at the issuer's option, subject to the BMA Redemption Requirements, in whole but not in part, at any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, within 90 days after the occurrence of a Rating Agency Event (as defined herein). See "Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Rating Agency Event."

           Under certain circumstances set forth in "Description of the Notes and the Guarantees—Variation and Substitution," the Notes may be subject to variation and substitution. The Notes will not be subject to a sinking fund provision.

           The Notes are a new issue of securities with no established trading market. The issuer does not intend to apply for listing of the Notes on any securities exchange.

           Investing in the Notes involves certain risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and included in the Annual Report on Form 20-F of PartnerRe Ltd. for the year ended December 31, 2019.

           None of the United States Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per Note	Total

Public Offering Price(1)%	$

Underwriting Discount(2)%	$

Proceeds to the issuer (before expenses)(1)%	$

(1)
Plus accrued interest, if any, from            , 2020, if settlement occurs after that date.

(2)
The underwriters have agreed to reimburse us for certain expenses relating to this offering. See "Underwriting (Conflicts of Interest)."

           The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV and Clearstream Banking, société anonyme, on or about            , 2020.

Joint Book-Running Managers

Wells Fargo Securities	Barclays	BofA Securities
Sole Structuring Agent to the Issuer

The date of this prospectus supplement is                        , 2020.

S-i

        You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering. None of us, PartnerRe Finance B LLC and the underwriters take any responsibility for, nor can any such persons provide any assurance as to the reliability of, any other information that others may give. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider any information in this prospectus supplement or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in the Notes.

        We are offering to sell, and are seeking offers to buy, the Notes only in jurisdictions in which offers and sales of the Notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes.

        Securities may be offered or sold in Bermuda only in compliance with the Investment Business Act 2003 of Bermuda. Additionally, non-Bermuda persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the offering or marketing of securities in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

        The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for

S-ii

the issue and subsequent transfer of any securities, other than "Equity Securities" (as defined by the BMA for exchange control purposes), of a Bermuda company from and/or to a non-resident of Bermuda. In granting the general permission the Bermuda Monetary Authority accepts no responsibility for the financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement or the accompanying prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of the Notes. The second part is the accompanying prospectus which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, prior to making an investment decision, you should review the risks of investing in the Notes discussed in this prospectus supplement, as well as the risk factors contained in PartnerRe's Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the "SEC") on March 2, 2020 and incorporated herein by reference. Important information is incorporated into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under "Where You Can Find More Information."

        References in this prospectus supplement and the accompanying base prospectus to "PartnerRe," "we," "us," "our" or the "Company," refer to PartnerRe Ltd. and, unless the context otherwise requires or unless otherwise stated, PartnerRe Ltd.'s subsidiaries. References in this prospectus supplement to the "issuer" or "PRE Finance" refer to PartnerRe Finance B LLC, the issuer of the Notes, and an indirect wholly owned subsidiary of PartnerRe Ltd. References in this prospectus supplement and the accompanying base prospectus to "PartnerRe Ltd." or the "guarantor" refer to PartnerRe Ltd. (excluding its subsidiaries). In this prospectus supplement, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus supplement as the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus supplement as the "Exchange Act" and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or our results of operations. Forward-looking statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ, potentially materially, from those reflected in such forward-looking statements, including, without limitation, the information included in or incorporated by reference into this prospectus supplement regarding projections; efficiencies/cost avoidance; cost savings; income and margins; earnings; growth; economies of scale; the economy; future economic performance; deployment of capital; future acquisitions and dispositions; litigation; potential and contingent liabilities; management's plans; business portfolios and taxes.

        Forward-looking statements may be preceded by, followed by or include the words "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue," the negative of these terms and other comparable terminology.

S-iii

        Forward-looking statements are not guarantees of performance. You should understand that the important factors set forth below, in addition to those risk factors disclosed in our current and periodic reports filed with the SEC could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.

        First, our ability to generate an appropriate return on our operations over a reinsurance cycle is dependent on our individual performance, but also on industry factors that impact the level of competition and the price of risk. The level of competition is determined by supply of and demand for capacity. Demand is determined by client buying behavior, which varies based on the client's perception of the amount and volatility of risk, its financial capacity to bear it and the cost of risk transfer. Supply is determined by the existing reinsurance companies' level of financial strength and the introduction of capacity from new start-ups or capital markets. Supply and demand for capacity is also impacted by consolidation of competitors, customers and insurance and reinsurance brokers. Significant new capacity or significant reduction in demand will depress industry profitability until the supply/demand balance is redressed. Extended periods of imbalance could depress industry profitability.

        Second, we knowingly expose ourselves to significant volatility in our quarterly and annual net income. We create shareholder value by assuming risk from the insurance and capital markets. This exposes us to volatile earnings as untoward events happen to our clients and in the capital markets. Examples of potential large loss events include, without limitation:

  •
  Natural catastrophes such as windstorms, hurricanes, typhoons, tsunamis, earthquakes, floods, hailstorms, tornadoes, severe winter weather, fires, drought, etc.;

  •
  Man-made disasters such as terrorism;

  •
  Declines in the equity and credit markets;

  •
  Systemic increases in the frequency or severity of casualty losses; and

  •
  New mass tort actions.

        We manage large loss events through evaluation processes, which are designed to enable proper pricing of these risks over time, but which do little to moderate short-term earnings volatility. The only effective tools to dampen earnings volatility are through diversification by building a portfolio of uncorrelated risks and through the purchase of retrocessional coverage to optimize a portfolio. We do not use significant capital market hedges or trading strategies in the pursuit of stability in earnings.

        Third, we expose ourselves to several very significant risks that are of a size that can impact our financial strength or regulatory capital. We believe that the following can be categorized as very significant risks:

  •
  Natural catastrophe and climate change risk, including the risk of increases in the frequency and severity of natural catastrophes and the losses that result from them;

  •
  Long tail reinsurance risk;

  •
  Market risk;

  •
  Interest rate risk;

  •
  Default and credit spread risk;

  •
  Equity and real estate valuation risk;

  •
  Concentration risk, including our reliance on a small number of reinsurance brokers and other distribution services for a significant portion of our revenue;

  •
  Currency risk, including foreign currency exchange rate fluctuations;

S-iv

  •
  Counterparty risk;

  •
  Trade credit underwriting risk;

  •
  Operational risk, including our ability to successfully implement our business strategies and initiatives, including strategic investments and mergers and acquisitions;

  •
  Longevity risk;

  •
  Pandemic risk;

  •
  Cybersecurity risk, including technology breaches or failure;

  •
  Agriculture risk; and

  •
  Political, regulatory and taxation risk.

        These risks can accumulate, individually or in the aggregate, to the point that they exceed a year's worth of earnings and potentially adversely affect the capital base of the Company. We rely on our internal risk management processes, models and systems to manage these risks at the nominal exposure levels approved by the Company's board of directors. However, because these models and processes may fail, we also impose limits on our exposure to these risks.

        In addition, epidemics and pandemics, such as the ongoing coronavirus ("COVID-19") pandemic, have adversely affected and in the future could adversely affect our business, financial condition and results of operations because, among other things, they could exacerbate mortality and morbidity risk and could also affect the value of our investments. We cannot predict what impact the COVID-19 pandemic will ultimately have on the global economy, markets or our businesses. The pandemic could exacerbate existing areas of concern, such as the pace of economic growth, equity market performance, and continued low interest rates, among others. Changes in consumer spending, business investment, and government debt and spending as a result of the crisis may negatively impact our businesses.

        We caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this prospectus supplement. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this document or to reflect actual outcomes.

        Additional factors that may affect future results and conditions are described in our filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2019.

S-v

SUMMARY

        This summary highlights selected information about PartnerRe and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the Notes.

 PartnerRe Finance B LLC

        PRE Finance, which was formed on March 10, 2009, is a Delaware limited liability company. PRE Finance is an indirectly wholly owned subsidiary of PartnerRe, and a wholly owned direct subsidiary of PartnerRe U.S. Corporation ("PartnerRe U.S. Holdings"), that was created solely for purposes of issuing, from time to time, debt securities. The principal executive offices of PRE Finance are c/o PartnerRe U.S. Corporation, 200 First Stamford Place, Stamford, Connecticut 06902 (telephone number: +1 203-485-4200).

PartnerRe Ltd.

        PartnerRe Ltd., an exempted company incorporated under the laws of Bermuda in 1993 with limited liability, is the holding company for our international reinsurance group. The Company predominantly provides reinsurance on a worldwide basis through its principal wholly-owned subsidiaries, including Partner Reinsurance Company Ltd., Partner Reinsurance Europe SE, Partner Reinsurance Company of the U.S. and Partner Reinsurance Asia Pte. Ltd. The Company provides reinsurance for its clients globally. The Company's principal offices are located in Pembroke (Bermuda), Dublin, Stamford (Connecticut, U.S.), Toronto, Paris, Singapore and Zurich, and the Company serves more than 2,000 clients in over 150 markets.

        The Company provides reinsurance of risks to ceding companies (cedants or reinsureds). Risks reinsured include, but are not limited to, agriculture, aviation/space, casualty, catastrophe, energy, engineering, financial risks, marine, motor, multiline, U.S. health and property as well as mortality, morbidity, longevity, and accident and health and alternative risk products.

Business Segments

        The Company monitors the performance of its operations in three worldwide business units comprised of Property & Casualty ("P&C"), Specialty and Life and Health, which represent its segments. The P&C segment is comprised of property and casualty business underwritten, including property catastrophe, facultative risks and U.S. health. The Specialty segment is comprised of specialty business, including treaty and facultative contracts. The combined business included in the P&C and Specialty segments is collectively referred to herein as "Non-life business." The Company's Life and Health segment includes mortality, morbidity, and longevity business. The Company's gross premiums written by segment and by segment and line of business for the year ended December 31, 2019 are presented below.

Gross Premiums Written by Segment for the Year Ended December 31, 2019

(in millions of U.S. dollars, except for percentages)	$	%
Non-life business:
P&C segment	$3,579	49%
Specialty segment	2,213	31

Total Non-life business	$5,792	80%
Life and Health segment	1,493	20

	$7,285	100%

        The following charts provide the gross premiums written by segment and line of business for the year ended December 31, 2019:

Specialty	P&C	Life and Health

"Financial risks" includes credit and surety business.

Summary Half-Year 2020 Results and COVID-19 Impact

        The following summary interim consolidated financial data and other financial information of PartnerRe for the three and six months ended June 30, 2020 and 2019 has not been audited and should be read along with the summary consolidated financial data of PartnerRe, the consolidated financial statements and related notes and other financial information and risk factors included or incorporated by reference in this prospectus supplement.

General

        Net loss attributable to common shareholder was $204 million for the half year 2020, which included $229 million in net income available to common shareholder for the second quarter of 2020. This compared to net income available to common shareholder of $782 million for the half year 2019, which included net income available to common shareholder of $285 million for the second quarter of 2019.

        The Company incurred $338 million of pre-tax losses, net of retrocession and reinstatement premiums, as a direct result of COVID-19 and the related effects of the economic downturn in the first half of 2020. These losses reflect the Company's estimates on claims incurred as of June 30, 2020, with substantially all of the losses classified as incurred but not reported reserves. The losses are attributable to business interruption and event cancellation related coverages, credit exposures in financial risks lines, and life and health business.

        The COVID-19 pandemic is unprecedented and the related economic downturn is ongoing. There continues to be significant uncertainty surrounding the full extent of the impact. Despite the recent market conditions, the Company's solvency position has remained strong and showed an improvement during the second quarter of 2020.

Non-Life

        The Non-life underwriting loss was $306 million (combined ratio of 112.6%) for the half year 2020, driven by COVID-19 related losses, net of retrocession and reinstatement premiums, of $323 million

(13.4 points) for the half year 2020. This compares to a Non-life underwriting profit of $119 million (combined ratio of 95.0%) for the half year 2019.

        The Specialty segment reported an underwriting loss of $251 million (combined ratio of 127.5%) for the half year 2020. This was driven by COVID-19 related losses, net of retrocession and reinstatement premiums, of $164 million (17.9 points) for the half year 2020. This compared to an underwriting loss of $67 million (combined ratio of 107.1%) for the half year 2019, which included a large aviation loss of $39 million (4.1 points) for the half year 2019. The Specialty segment was adversely impacted by net unfavorable prior years' reserve development of $125 million (13.7 points) for the half year 2020, compared to $79 million (8.4 points) for the same period of 2019.

        The P&C segment reported an underwriting loss of $55 million (combined ratio of 103.5%) for the half year 2020. This was driven by COVID-19 related losses, net of retrocession and reinstatement premiums, of $159 million for the half year 2020 (10.7 points). This compared to an underwriting profit of $186 million (combined ratio of 86.9%) for the half year 2019. Excluding the impacts of COVID-19, the increase in the combined ratio compared to the same period of 2019 was largely driven by prior underwriting years. The P&C segment included $6 million (0.4 points) of net favorable prior years' reserve development for the half year 2020, compared to $64 million (4.5 points) of net favorable prior years' reserve development for the same period of 2019.

Life and Health

        Allocated underwriting result was a profit of $23 million for the half year 2020, compared to $44 million for the half year 2019, driven by COVID-19 related losses of $15 million, adverse experience in the Company's short term life business and an unfavorable impact in the guaranteed minimum death benefit line of business following decreases in equity markets, partially offset by the favorable impact of certain portfolio recaptures.

Investment Portfolio Highlights as at June 30, 2020

        The Company's total investments and cash and cash equivalents were $17,980.9 million at June 30, 2020. The components and carrying values of the Company's total investments and cash and cash equivalents, and the corresponding percentages, at June 30, 2020, were as follows:

(in millions of U.S. dollars, except percentages)	$	% of Total
Cash and cash equivalents	$1,391	7.7%
Fixed maturities:
U.S. government	954	5.3
U.S. government sponsored enterprises	313	1.7
U.S. states, territories and municipalities	154	0.9
Non-U.S. sovereign government, supranational and government related	2,189	12.2
Corporate bonds	2,792	15.5
Mortgage/asset-backed securities(1)	4,250	23.6

Total fixed maturities	$10,652	59.2%
Short-term investments	2,359	13.2
Equities	1,183	6.6
Investments in real estate	68	0.4
Other invested assets(2)	2,328	12.9

Total investments and cash and cash equivalents	$17,981	100.0%

(1)
The credit ratings at June 30, 2020 of the Company's mortgage-backed securities portfolio were as follows: 88% GNMA/GSEs; 11% AAA rated; and 1% less than AAA rated. References to credit rating reflect Standard & Poor's (or estimated equivalent). GNMA represents the Government National Mortgage Association. The GNMA, or Ginnie Mae as it is commonly known, is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development which guarantees mortgage loans of qualifying first-time home buyers and low-income borrowers. GSEs, or government sponsored enterprises, includes securities that carry the implicit backing of the U.S. government and securities issued by U.S. government agencies.

(2)
Includes the Company's bank loan portfolio managed under an externally managed mandate.

        At June 30, 2020, approximately 96.7% of the Company's fixed maturity and short-term investments were rated investment grade (BBB- or higher) by Standard & Poor's (or estimated equivalent). The average credit quality, average yield to maturity and expected average duration of the Company's fixed maturities and short-term investments at June 30, 2020 were as follows:

June 30, 2020
Average credit quality	AA
Average yield to maturity	1.9%
Expected average duration	1.9 years

        From a risk management perspective, the Company allocates its invested assets into two categories: liability funds and capital funds. As at June 30, 2020, liability funds and capital funds represented approximately $9.9 billion and $7.8 billion of the Company's total invested assets, respectively.(1)

The Enhanced Capital Requirement

        The BMA imposes the Enhanced Capital Requirement (as defined herein) on the Company's group of insurance and reinsurance companies pursuant to its function as group supervisor under the Group Supervision Rules (as defined herein). The group's ECR (as defined herein) may be calculated by either (a) the standard model developed by the BMA known as the Bermuda Solvency Capital Requirement model ("BSCR") or (b) an internal capital model which the BMA has approved for use for this purpose. The Insurance Group (as defined herein) currently uses the BSCR model in calculating its group ECR requirements.

        The BSCR model is a risk-based capital model which provides a method for determining an insurer's capital requirements (statutory capital and surplus) by taking into account the risk characteristics of different aspects of the insurer's business. The BSCR formula establishes, on a consolidated basis, capital requirements for eleven categories of risk: fixed income investment risk, equity investment risk, interest rate/liquidity risk, currency risk, concentration risk, credit risk, premium risk, reserve risk, catastrophe risk, long-term insurance risk and operational risk. The Insurance (Prudential Standards) Amendment Rules 2018 provide updates to certain aspects of the economic balance sheet ("EBS") framework and increase the ECR over a three-year transition period for general business and a 10-year transition period for long-term business. As at December 31, 2019, the Insurance Group's available statutory economic capital and surplus under the BMA's EBS framework was $9,612 million and the group ECR was $3,181 million, which equated to a BSCR ratio of 302%. Those figures reflect the first year of the transition levels.

        For further information regarding the regulation of the Company, see "Item 4. Information on the Company—B. Business Overview—Regulation" in the Company's Annual Report on Form 20-F filed with the SEC.

Principal Office

        The Company has 18 main offices worldwide and its principal office is located at 90 Pitts Bay Road, Pembroke, Bermuda HM 08 (telephone number: +1 441-292-0888). The Company maintains an internet site at www.partnerre.com that contains the Company's Annual Reports on Form 20-F filed with the SEC and Current Reports on Form 6-K furnished to the SEC. These reports are also available on the internet site maintained by the SEC at www.sec.gov.

(1)
Total invested assets, representing the sum of liability funds and capital funds, is adjusted from the total investment portfolio reflected above (of $18 billion). These adjustments reflect the inclusion of accrued interest of $107 million, net payable for securities purchased of ($49 million) and exclusion of working capital cash of $338 million.

 The Offering

        This section provides a summary of the terms of the Notes. Because the following summary is not complete, you should refer to the indenture governing the Notes, among PRE Finance, as issuer, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as indenture trustee (the "Indenture"), for a complete description of the terms of the Notes. You should also refer to the sections entitled "Description of the Notes and the Guarantees" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	PartnerRe Finance B LLC
Guarantor	PartnerRe Ltd.
Securities Offered	$ aggregate principal amount of % Fixed-Rate Reset Junior Subordinated Notes due 2050.
Guarantees	Fully and unconditionally guaranteed by the guarantor on an unsecured, junior subordinated basis.
Interest Rate

The Notes will bear interest (i) from the date of original issue to, but excluding, October 1, 2030 (the "First Reset Date") at the fixed rate of        % per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus        % to be reset on each Reset Date.

Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2021.
Final Maturity Date

(1) October 1, 2050 (the "Scheduled Maturity Date"), if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (2) otherwise, following the Scheduled Maturity Date, the earlier of (a) the date falling 10 business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a Winding-Up (as defined herein) of PRE Finance or PartnerRe Ltd. occurs.

In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the Indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

Ranking	The Notes will:

•

be unsecured junior subordinated obligations of PRE Finance and will be contractually subordinated in right of payment to any existing and future liabilities of PartnerRe Ltd.'s subsidiaries (other than PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries;

• be effectively subordinated to all future secured obligations of PRE Finance to the extent of the security therefor;

• rank equally in right of payment with all future indebtedness of PRE Finance that is by its terms equal in right of payment to the Notes; and
• rank junior in right of payment to $500 million aggregate principal amount of PRE Finance's 3.70% Senior Notes due 2029 and any of its future senior indebtedness.

"Senior indebtedness", in respect of PRE Finance, is the principal of and any premium and interest on all of its indebtedness, whether incurred prior to or after the date of the Indenture governing the Notes: (i) for money borrowed by PRE Finance (other than obligations pursuant to the Indenture governing the Notes, including the Notes); (ii) in respect of letters of credit and acceptances issued or made by banks in favor of PRE Finance; or (iii) issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if PRE Finance is directly liable for the payment of such debt. PRE Finance senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above. PRE Finance senior indebtedness does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment to the Notes.

After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under "Use of Proceeds," as of June 30, 2020, PRE Finance would have had $             million of outstanding indebtedness, comprising its $500 million aggregate principal amount of its 3.70% Senior Notes due 2029 and its $             million aggregate principal amount of the Notes.

The Guarantees will:

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be unsecured junior subordinated obligations of PartnerRe Ltd. and will be contractually subordinated in right of payment to any existing and future liabilities of PartnerRe Ltd.'s subsidiaries (other than PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries;

• be effectively subordinated to all future secured obligations of PartnerRe Ltd. to the extent of the security therefor;

•

rank equally in right of payment with PartnerRe Ltd.'s guarantees of the Junior Subordinated Capital Efficient Notes due 2066 issued by PartnerRe Finance II Inc. (the "Capital Efficient Notes") and any future indebtedness of PartnerRe Ltd. that is by its terms equal in right of payment to the Guarantees of the Notes; and

•

rank junior in right of payment to PartnerRe Ltd.'s guarantees of PRE Finance's $500 million aggregate principal amount of 3.70% Senior Notes due 2029, its guarantees of PartnerRe Ireland Finance DAC's €750 million aggregate principal amount of 1.25% Senior Notes due 2026 and any future senior indebtedness of PartnerRe Ltd.

"Senior indebtedness", in respect of PartnerRe Ltd., is the principal of and any premium and interest on all of its indebtedness, whether incurred prior to or after the date of the Guarantees: (i) for money borrowed by PartnerRe Ltd. (other than obligations pursuant to the Indenture governing the Notes or the Guarantees); (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by PartnerRe Ltd. (other than the Guarantees of the Notes or any obligation that by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the Guarantees of the Notes); (iii) in respect of letters of credit and acceptances issued or made by banks in favor of PartnerRe Ltd.; or (iv) issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if PartnerRe Ltd. is directly liable for the payment of such debt. PartnerRe Ltd. senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above. PartnerRe Ltd. senior indebtedness does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment to the Guarantees. The obligations of PartnerRe Ltd. under its Guarantees of the Notes rank equally in right of payment to its guarantees of the Capital Efficient Notes.

As of June 30, 2020, the guarantor's total liabilities on a consolidated basis (after intercompany eliminations) were $18.3 billion (of which $31.4 million were liabilities owed to third parties). As of June 30, 2020, PartnerRe Ltd.'s consolidated debt included (i) debt related to the $500 million aggregate principal amount of 3.70% Senior Notes due 2029 issued by PRE Finance and guaranteed by PartnerRe Ltd., (ii) €750 million aggregate principal amount of 1.25% Senior Notes due 2026 issued by PartnerRe Ireland Finance DAC and guaranteed by PartnerRe Ltd. and (iii) debt of $70 million related to the outstanding Capital Efficient Notes issued by PartnerRe Finance II Inc. and guaranteed by PartnerRe Ltd., which had an aggregate principal amount outstanding as at June 30, 2020 of $62 million. As of June 30, 2020, PartnerRe Ltd.'s consolidated subsidiaries also had $516 million of letters of credit outstanding under the letter of credit facilities.

As of June 30, 2020, neither the issuer nor the guarantor had any secured indebtedness outstanding.

As of June 30, 2020, after giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under "Use of Proceeds" as though those transactions were completed on such date, the guarantor's total liabilities on a consolidated basis (after intercompany eliminations) would have been $             billion (of which $31.4 million were liabilities owed to third parties).

See "Description of the Notes and the Guarantees—Ranking" for further information.
Optional Interest Deferral

So long as no event of default under the Indenture has occurred and is continuing, PRE Finance and PartnerRe Ltd. have the right, at one or more times, to defer payment of interest on the Notes for one or more consecutive interest periods that do not exceed five years from the date of commencement of the Optional Deferral Period (as defined herein); provided that, in the event that a failure to defer payment of interest on the Notes at the conclusion of such five-year period would cause us to breach the terms of the indenture governing the Capital Efficient Notes or the guarantees thereof, that Optional Deferral Period may be extended by us until the earlier of the date on which payments of interest on the Notes would no longer result in such a breach and the date that is ten years from the date of commencement of the Optional Deferral Period, in each case for a single Optional Deferral Period. Notwithstanding the foregoing, no provisions relating to the optional deferral of the payment of interest shall limit the ability or obligations of PRE Finance or PartnerRe Ltd. to defer either interest payments or repayment of Arrears of Interest if a Mandatory Deferral Event (as defined herein) has occurred and is continuing.

If not previously repaid, at the end of an Optional Deferral Period, PRE Finance or PartnerRe Ltd. must pay all Arrears of Interest arising from such Optional Deferral Period. If we have at any time paid all accrued and unpaid interest on the Notes, including compounded interest on such deferred amounts, we can again elect to optionally defer interest payments on the Notes as described above.

See "Description of the Notes and the Guarantees—Interest—Optional Deferral of Interest Payments," "—Mandatory Deferral of Interest Payments" and "—Arrears of Interest" for further information.
Mandatory Interest Deferral

If, as of any interest payment date, a Mandatory Deferral Event has occurred and is continuing, the issuer and the guarantor shall be required to defer payment of all (and not less than all) of the interest accrued on the Notes as of such interest payment date.

Such deferral resulting from a Mandatory Deferral Event will constitute neither an event of default under the Indenture nor a default of any kind, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

A "Mandatory Deferral Event" will be deemed to have occurred if PartnerRe Ltd. or the Insurance Group (as defined herein) is in breach of the Enhanced Capital Requirement (as defined herein), or would breach the Enhanced Capital Requirement if payment of accrued and unpaid interest on the Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that are issued or guaranteed by PartnerRe Ltd. and for which such notes or guarantee, as the case may be, rank equally in right of payment with the guarantees of the Notes, were made. As of the date of this prospectus supplement, PartnerRe Ltd.'s guarantees of the Capital Efficient Notes are the only securities or guarantees outstanding that would rank equally in right of payment with the guarantees of the Notes.

Arrears of Interest

Any interest in respect of the Notes not paid on an interest payment date, together with any interest in respect of the Notes not paid on an earlier interest payment date will, so long as they remain unpaid, constitute "Arrears of Interest" in respect of the Notes, which includes any accrued interest, the payment of which is so deferred, so long as such interest remains unpaid.

Arrears of Interest shall be cumulative and bear interest at the interest rate payable on the Notes. Arrears of Interest on the Notes will remain outstanding for so long as they remain unpaid.

So long as no event of default or Mandatory Deferral Event has occurred and is continuing, at PRE Finance's option, Arrears of Interest on the Notes may be paid in whole or in part to the persons in whose names the Notes are registered as of the close of business on the 15th calendar day immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five business days' written notice.

If not previously paid, Arrears of Interest with respect to the Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of: (i) so long as no event of default or Mandatory Deferral Event has occurred and is continuing, and subject to the right of PRE Finance and PartnerRe Ltd. to optionally defer payment of interest as described under "Description of the Notes and the Guarantees—Interest—Optional Interest Deferral", the next interest payment date for the Notes; (ii) the date fixed for redemption of the Notes in accordance with the applicable redemption provisions; (iii) the date on which a Winding-Up of PRE Finance or PartnerRe Ltd. occurs; or (iv) the Final Maturity Date for the Notes; provided that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.

See "Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments" and "—Arrears of Interest."

Optional Redemption

The Notes will be redeemable, at the issuer's option, in whole or in part, at any time during any Par Call Period at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date.

A "Par Call Period" means the period from, and including, April 1 of each year in which there is a Reset Date to, and including, October 1 of such year.

At any time not during a Par Call Period, the Notes will be redeemable, at the issuer's option, in whole or in part, at a redemption price equal to the principal amount of the Notes to be redeemed, plus a "make-whole" premium calculated to the first day of the next Par Call Period following such redemption date and accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date.

The Notes will be redeemable, at the issuer's option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such notes to, but excluding, such redemption date, within 90 days of the date on which the issuer has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes, a Capital Disqualification Event has occurred.

The Notes will be redeemable, at the issuer's option, in whole but not in part, at any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, within 90 days after the occurrence of a Rating Agency Event.

The Notes will be redeemable, at the issuer's option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date, after the occurrence of a Tax Event.

Notwithstanding the foregoing, (i) prior to October 1, 2025, the Notes may be redeemed only with BMA Approval (as defined herein), and (ii) the Notes may not be redeemed at any time or repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless, in the case of each of clause (i) and (ii), PartnerRe Ltd., PRE Finance or another subsidiary of PartnerRe Ltd. replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein) (collectively, the "BMA Redemption Requirements").

See "Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Capital Disqualification Event," "—Optional Redemption upon a Rating Agency Event," "—Optional Redemption upon a Tax Event" and "Description of the Notes and the Guarantees—Conditions to Redemption and Repayment."

Variation and Substitution

If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, PRE Finance may, as an alternative to redemption of the Notes, at any time, without the consent of any holder, vary any term or condition of the Notes or substitute all (but not less than all) of the Notes for other notes, so that the varied Notes or the substituted Notes, as the case may be, constitute Qualifying Equivalent Securities (as defined herein), in accordance with the procedures set forth under "Description of the Notes and the Guarantees—Variation and Substitution."

Use of Proceeds

We expect that the net proceeds from this offering, after deducting the underwriting discount and estimated expenses payable by the issuer, will be approximately $            . We intend to use the net proceeds from this offering for general corporate purposes, including for the repayment or redemption of our 5.875% Series F Non-Cumulative Preferred Shares, which are redeemable at our option at a price of $25.00 per share, plus declared and unpaid dividends, if any, as well as other indebtedness. As of June 30, 2020, the aggregate liquidation preference of our outstanding 5.875% Series F Non-Cumulative Preferred Shares was $67.0 million. See "Use of Proceeds." Certain of the underwriters or their affiliates may hold the 5.875% Series F Non-Cumulative Preferred Shares and as a result may receive a portion of the net proceeds of this offering. See "Underwriting (Conflicts of Interest)."

This disclosure does not constitute a notice of redemption with respect to, or an offer to purchase, our 5.875% Series F Non-Cumulative Preferred Shares.

Form and Denomination

The Notes will be represented by one or more global notes, deposited with the trustee as custodian for The Depository Trust Company and registered in the name of Cede & Co., The Depository Trust Company's nominee. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Listing of the Notes or Guarantees	We do not intend to apply to list the Notes or the Guarantees on any securities exchange or to have the Notes or Guarantees quoted on any automated quotation system.
Trustee	The Bank of New York Mellon.
Paying Agent	The Bank of New York Mellon.
Governing Law	The State of New York.
Risk Factors

Investing in the Notes involves certain risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS

        An investment in the Notes will involve a degree of risk, including the risks described in this section. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only ones relevant to an investment in the Notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected and the value of the Notes could decline substantially. Prior to making a decision about investing in the Notes, you should carefully consider, among other matters, the following risk factors, the section entitled "Risk Factors" in the accompanying prospectus, and the risks described in the PartnerRe Ltd. Annual Report on Form 20-F for the fiscal year ended December 31, 2019 under the heading "Risk Factors" and in the other filings we may make from time to time with the SEC.

Risks Relating to Our Company

        For a discussion of risks related to our business and operations, in addition to the below, please see "Part I. Item 3D. Risk Factors" in the PartnerRe Ltd. Annual Report on Form 20-F for the fiscal year ended December 31, 2019. See "Where You Can Find More Information" in this prospectus supplement.

The COVID-19 pandemic has resulted in extreme stress and disruption in the global economy and financial markets, and our results of operations may be materially and adversely affected by COVID-19 and other pandemics.

        Epidemics and pandemics could materially and adversely affect our results of operations. For example, an outbreak of a novel coronavirus disease ("COVID-19") has spread to over 200 countries and territories throughout the world, including in Europe, the United States and the Asia-Pacific region. This outbreak is unprecedented in modern history and continues to rapidly evolve and disrupt the global economy and financial markets, including insurance and reinsurance markets. On March 11, 2020, the World Health Organization declared the outbreak to be a pandemic. The rapid spread has resulted in authorities around the world implementing numerous measures to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place orders and business shutdowns. The pandemic and these containment measures have had, and are expected to continue to have, a substantial negative impact on businesses around the world and on global, regional and national economies.

        We cannot predict what impact the COVID-19 pandemic will ultimately have on the global economy, markets or our businesses. The pandemic could exacerbate existing areas of concern, such as the pace of economic growth and continued low interest rates, among others. Changes in consumer spending, business investment, and government debt and spending as a result of the crisis may also negatively impact our businesses. The scale and scope of the COVID-19 pandemic may heighten the potential adverse effects on our business, reputation, results of operation, financial condition or liquidity, including, without limitation:

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  We have substantial exposure to losses resulting from catastrophe events, potentially including epidemics and pandemics. Among other things, we incurred losses attributable to business interruption and event cancellation related coverages, credit exposures in financial risks lines, and life and health businesses as a direct result of COVID-19 and the related effects of the economic downturn in the first half of 2020. In addition, in the future we may be exposed to claims relating to the COVID-19 pandemic and indirect exposures arising from an ensuing economic downturn. We note that other lines may be affected as the pandemic and associated economic downturn develop, as new information is discovered.

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  There are currently emerging litigation claims both in the U.S. and globally challenging whether insurers (and, by consequence, reinsurers) should be responsible for business interruption losses from an insured party's policies caused by COVID-19, notwithstanding any policy limitations and exclusions set forth within those contracts or beyond what was intended by the parties. Litigation relating to business interruption coverage has currently been brought against insurers by a small number of U.S. businesses affected by the pandemic, including restaurant and other business owners, and we expect such litigation to increase significantly over time. The outcome of such litigation is uncertain, and if ultimately adjudicated against insurers, could result in significant and widespread commercial insurance losses across the (re)insurance industry.

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  Legislative or regulatory actions (e.g., the UK Financial Conduct Authority test case on business interruption insurance) and social influences, could alter the interpretation of our contracts or extend or change coverage (beyond the obligations set forth within those contracts or beyond what was intended by the parties). For instance, many U.S. state and non-U.S. governments and regulatory bodies are considering proposals that would seek to retroactively apply business interruption coverage to commercial insureds despite policy language to the contrary. In addition, a number of proposals have been introduced or proposed to alter the financing of pandemic-related risk in several of the markets in which we operate. These and other legislative or regulatory actions could have a material adverse impact on our business and make it difficult to predict the total amount of losses we could incur as a result of the pandemic, but these losses could be material.

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  Actual claims may exceed loss reserves. While the losses incurred as a direct result of COVID-19 and the related effects of the economic downturn in the first half of 2020 reflect management's estimates on claims incurred as of June 30, 2020, changes in the duration, severity and scope of the impact of the COVID-19 pandemic from current expectations may result in ultimate losses being materially greater or less than the loss reserves to cover our estimated liability for payment of all related losses and loss expenses. Among the factors that would cause reserves for losses and loss expenses to increase or decrease are changes in claim frequency or severity driven by the COVID-19 pandemic or its related impact on the economy.

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  Our investment and derivative instrument portfolios are exposed to significant economic and capital markets risks related to changes in interest rates, bankruptcies, credit spreads and equity prices, as well as other risks, which may adversely affect our results of operations or financial condition. The impact of the COVID-19 pandemic has heightened the risks to which our portfolios are subject, including risks relating to general economic conditions, interest rate fluctuations, prolonged periods of low or negative interest rates, equity price risk, foreign currency movements, pre-payment or reinvestment risk, liquidity risk and credit risk.

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  The COVID-19 pandemic may impact cash flows and could require access to liquidity in excess of prior forecasts. There is a risk that accessing additional required liquidity may be difficult or have costs associated as a result of the COVID-19 pandemic. If we are unable to obtain adequate capital on suitably attractive terms, or at all, we may be unable to implement our future growth or operating plans and our business, financial condition, and results of operations could be materially adversely affected.

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  Certain of our policyholders, intermediaries and reinsurance and retrocession counterparties may not pay premiums or other amounts owed to us due to insolvency or other reasons. Insolvency, liquidity problems, distressed financial condition due to the impact of the COVID-19 pandemic or the general effects of economic recession may increase the risk that policyholders or intermediaries may not pay a part of or the full amount of premiums owed to us, despite an obligation to do so. The terms of our contracts, or actions by our regulators, may not permit us to cancel our reinsurance even though we have not received payment. If refunds or non-payments become widespread, whether as a result of insolvency, lack of liquidity, adverse economic conditions, operational failure or otherwise, it could have a material adverse impact on our revenues and results of operations.

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  Uncertainty and market turmoil caused by the COVID-19 pandemic could affect, among other aspects of our business, the demand for our products, and the ability of customers, counterparties and others to establish or maintain their relationships with us. In addition, the market for reinsurance could be smaller and certain industries for which we write business could be particularly impacted by the pandemic, resulting in downward pressure on our premium levels.

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  The COVID-19 pandemic could impact our ability to obtain retrocessional arrangements on favorable terms which could limit the amount of business we are willing to write or reduce our reinsurance protection for large loss events.

        In addition, the COVID-19 pandemic may have a material adverse impact on our business and financial condition due to significant disruption in other areas, including, without limitation:

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  While we have made a number of operational changes to executing our business continuity protocols to ensure our employees are safe and able to serve our customers, from an operational perspective, our employees and agents, as well as the workforces of our brokers, vendors, service providers, retrocessionaires and other counterparties, may be adversely affected by the COVID-19 pandemic or efforts to mitigate the pandemic, including government-mandated measures described above, and our ability to attract and maintain key personnel could be adversely impacted.

  •
  In this environment, there is an elevated risk that weaknesses or failures in our business continuation plans could lead to disruption of our operations, liability to clients, exposure to disciplinary action or harm to our reputation. Furthermore, weaknesses or failures within a vendor's business continuation plan can materially disrupt our business operations. Our information systems and those of our vendors and service providers may be more vulnerable to cyber-attacks, computer viruses or other computer related attacks, programming errors and similar disruptive problems during a business continuation event. This may be particularly relevant in the event that there are any issues with our key reinsurance brokers or other partners. See "Item 3. Key Information—D. Risk Factors—We rely on a few reinsurance brokers for a large percentage of our business; loss of business provided by these brokers would reduce our premium volume and net income." in our Annual Report on Form 20-F.

Risks Relating to the Notes and the Guarantees

PRE Finance is a finance subsidiary and will depend upon intercompany transfers to meet its obligations under the Notes. PartnerRe Ltd. is a holding company and will depend upon funds from its subsidiaries to meet its obligations under the Guarantees of the Notes. Such obligations will be subordinated to the claims of the creditors of PartnerRe Ltd.'s subsidiaries.

        PRE Finance is an indirect finance subsidiary of PartnerRe Ltd., the guarantor of the Notes, and has no operations or assets other than in such capacity. Furthermore, PartnerRe Ltd. is a holding company and its only significant assets are its equity interests in its operating entities. As a finance subsidiary, PRE Finance is dependent upon intercompany transfers of funds to meet its obligations under the Notes, including the payment of principal and interest, and, as a holding company, PartnerRe Ltd. is dependent upon intercompany transfers of funds from its subsidiaries to meet its obligations under the Guarantees of the Notes. In other words, funds available for payment of principal and interest will be limited to (1) funds transferred from PartnerRe Ltd.'s subsidiaries and (2) other funds available to PRE Finance or PartnerRe Ltd. at the time payment is due. The ability of such entities/subsidiaries to make payments to PRE Finance or PartnerRe Ltd. may be restricted by, among other things, applicable laws and regulations as well as agreements to which those entities may be a party. Therefore, PRE Finance's ability and PartnerRe Ltd.'s ability to make payments in respect of the Notes or the Guarantees, respectively, may be limited. See "Risk Factors—Risks Related to Our Preferred Shares—PartnerRe Ltd. is a holding company, and if our subsidiaries do not pay dividends or make other distributions to us, we may not be able to pay dividends on our preferred shares or settle principal payments as they become due." in PartnerRe Ltd.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2019.

        Because PartnerRe Ltd. is a holding company, its right to participate in any distribution of assets of any of its subsidiaries, upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of such subsidiary's policyholders and creditors, except to the extent that it may be recognized as a creditor of that subsidiary. Even if PartnerRe Ltd. were a creditor of any such subsidiary, PartnerRe Ltd.'s rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be effectively subordinate to any indebtedness or other obligation with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness of such subsidiaries senior to that held by it. None of the Notes, the Guarantees or the Indenture limit the amount of policyholders' obligations that can be incurred.

        None of the subsidiaries of PartnerRe Ltd., other than PRE Finance, will have any obligations in respect of the Notes, unless any such entities become guarantors. There are no requirements under the Indenture for any such entities to become guarantors and PartnerRe Ltd. and PRE Finance do not expect any such entities to become guarantors. See "Description of the Notes and the Guarantees."

The Notes are subordinated in right of payment to all of PRE Finance's existing and future senior debt and subordinated debt and the Guarantees will rank junior in right of payment to all of PartnerRe Ltd.'s existing and future senior obligations and subordinated obligations and are subordinated to all liabilities of PartnerRe Ltd.'s subsidiaries (other than PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC).

        The Notes will be unsecured and junior subordinated and will rank junior in right of payment to PRE Finance's existing and future senior debt and subordinated debt, and equally with all of PRE Finance's debt that by its terms ranks equally in right of payment with the Notes upon the Winding-Up of PRE Finance. The Guarantees will be unsecured and junior subordinated and will rank junior in right of payment to PartnerRe Ltd.'s existing and future senior and subordinated obligations, and equally with all of PartnerRe Ltd.'s existing and future obligations that by their terms rank equally in right of payment with the Guarantees upon a Winding-Up of PartnerRe Ltd.

        The Notes and the Guarantees will be contractually subordinated to all claims of creditors (including policyholders, trade creditors, debt holders, taxing authorities and guarantee holders) of the subsidiaries of PartnerRe Ltd., other than PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC. As a result, neither PRE Finance nor PartnerRe Ltd. can make any payments on the Notes or the Guarantees, as applicable, if it is in default on any of its debt that is senior to the Notes or the Guarantees, as applicable. Therefore, in the event of a bankruptcy, liquidation or dissolution of PRE Finance or PartnerRe Ltd., as applicable, the assets of PRE Finance or PartnerRe Ltd., as applicable, must be used to pay off PRE Finance's senior debt in full and all obligations of the subsidiaries of PartnerRe Ltd., including such subsidiaries' obligations to policyholders and creditors, will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to PartnerRe Ltd. See "Description of the Notes and the Guarantees—Subordination."

The Notes are unsecured and effectively subordinated to any of our future secured indebtedness (to the extent of the value of the assets securing that indebtedness) and your right to receive payments on the Notes is effectively subordinated to those lenders who have a security interest in the assets of PRE Finance, PartnerRe Ltd. or the other subsidiaries of PartnerRe Ltd.

        The Notes and the Guarantees are unsecured. In the future, PartnerRe Ltd., PRE Finance or the other subsidiaries of PartnerRe Ltd. may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. To the extent that PartnerRe Ltd. or PRE Finance has secured indebtedness in the future, the Notes will be effectively subordinated in right of payment to such secured indebtedness to the extent of the value of the assets securing that indebtedness. If PRE Finance or PartnerRe Ltd. were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the Indenture at such time. For example, in the event of a default under a letter of credit issued under the letter of credit facility, the issuing bank may exercise control over certain pledged collateral. In any such event, because the Notes are unsecured, it is possible that there would be no assets remaining from which claims of the holders of the Notes could be satisfied or, if any assets remained, they might be insufficient to fully satisfy such claims. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or Winding-Up of PartnerRe Ltd. or PRE Finance, any assets that secure other indebtedness of the applicable obligor will be available to pay obligations on the Notes only after such secured indebtedness has been paid in full. PartnerRe Ltd. and PRE Finance may not have sufficient assets to pay all or any of the amounts due on the Notes then outstanding.

We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied.

        You may be required to bear the financial risks of an investment in the Notes beyond the Scheduled Maturity Date for the Notes. We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied. Any such deferral could last for an indefinite period of time. If payment of the principal amount of the Notes is deferred on the Scheduled Maturity Date because such payment would not satisfy the BMA Redemption Requirements, you will only be entitled to receive the principal amount of your Notes after the issuer has determined that such payment would satisfy the BMA Redemption Requirements. Holders will have no remedies against us for deferral of payment of principal as a result of a failure to satisfy the BMA Redemption Requirements and if the issuer cannot satisfy the BMA Redemption Requirements on the Scheduled Maturity Date, the probability that holders will be repaid at a later date will be reduced. See "Description of the Notes and the Guarantees—General," "—Conditions to Redemption and Repayment" and "—Events of Default."

        To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if repayment of the Notes has been deferred. If repayment of the Notes has been deferred or if investors perceive that there is a likelihood that repayment of the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.

PartnerRe Ltd. and PRE Finance have the right to defer interest payments on the Notes for up to five consecutive years and will be required to defer interest payments on the Notes upon the occurrence of a Mandatory Deferral Event.

        PartnerRe Ltd. and PRE Finance have the right at one or more times to defer interest on the Notes for one or more consecutive interest periods that do not exceed five years for any single deferral period (subject to extension up to ten years as set forth in "Description of the Notes and the Guarantees—Interest—Optional Deferral of Interest Payments") and, in any case, if a Mandatory Deferral Event has occurred and is continuing, PartnerRe Ltd. and PRE Finance will be required to defer interest payments on the Notes. Non-payment of the amounts so deferred in either case will constitute neither an event of default under the Indenture nor a default of any kind, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies. With respect to optional deferrals, if, at the end of any Optional Deferral Period (as defined herein), we have paid all Arrears of Interest on the Notes (including compounded interest thereon), PartnerRe Ltd. and PRE Finance could again defer interest payments on the Notes.

        Any interest in respect of the Notes so deferred will, so long as it remains unpaid, constitute Arrears of Interest. See "Description of the Notes and the Guarantees—Interest—Optional Deferral of Interest Payments", "—Mandatory Deferral of Interest Payments" and "—Arrears of Interest."

        To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if interest on the Notes has been deferred, regardless as to whether it is optionally or mandatorily deferred. If interest on the Notes has been deferred or if investors perceive that there is a likelihood that interest on the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.

We may make payments on certain debt securities ranking equal with the Notes during a deferral period.

        During any interest deferral period, we will be limited in our ability to make payments in respect of debt securities that rank upon PartnerRe Ltd.'s liquidation equal with or junior to the Guarantees of the Notes. However, the terms of the Notes and the Guarantees of the Notes will permit us to make (i) any payment of current or deferred interest on equally-ranking securities that is made pro rata to the amounts due on such equally-ranking securities (including the Notes and the Guarantees) and (ii) any payment with respect to the Capital Efficient Notes that, if not made, would cause us to breach the terms of the indenture governing the Capital Efficient Notes or the guarantees thereof. The terms of the Capital Efficient Notes may require us to make payments with respect to such notes during a deferral period of the Notes, including through taking commercially reasonable efforts to sell qualifying securities and effecting the payment of deferred interest in respect of the Capital Efficient Notes. See "Description of the Notes and the Guarantees—Interest—Dividend and Other Payment Stoppages During Deferral Periods."

The interest rate will reset on the First Reset Date and each subsequent Reset Date and the interest rate after a Reset Date may be lower than the interest rate for prior periods.

        The interest rate on the Notes for each Reset Period will equal the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus        %. Therefore, the interest rate after the First Reset Date could be less than the fixed rate for the initial 10-year period and any interest rate after a subsequent Reset Date may be less than a prior fixed rate. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates.

Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.

        In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date and you should not take the historical U.S. Treasury rates as an indication of future Five-Year Treasury Rates.

There is no established trading market for the Notes, and an active trading market may not develop for the Notes.

        The Notes constitute a new issue of securities with no established trading market. We cannot assure you that an active market for the Notes will develop or be sustained or that holders of the Notes will be able to sell their Notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, we cannot give any assurance as to the liquidity of, or trading markets for, the Notes. The Notes are not listed, and we do not plan to apply to list the Notes on any securities exchange or to include them in any automated quotation system.

There are limited covenants and protections in the Indenture.

        While the Indenture and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect your investment in the Notes. For example, there are no financial covenants in the Indenture or any limitation on the amount of indebtedness that we may incur. In addition, the provisions in the Indenture and the Notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring or another similar transaction. Neither the Indenture nor the Notes contain any terms or conditions designed to accelerate or induce PartnerRe Ltd.'s or any of its subsidiaries' insolvency or effect similar proceedings.

The Indenture includes limited events of default.

        The Indenture contains limited events of default and remedies. The ability of the trustee under the Indenture and the holders of the Notes to accelerate the maturity of, and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the Notes will be limited to the following events of default:

  •
  a default in payment of principal or any premium when due, other than if we are required to postpone payment due to failure to satisfy the BMA Redemption Requirements;

  •
  a default for 30 days in payment of any interest, other than upon the occurrence of a Mandatory Deferral Event (or, for the avoidance of doubt, if PRE Finance or PartnerRe Ltd. has validly elected to defer the payment of such interest in accordance with the terms of the Indenture);

  •
  certain events of bankruptcy, insolvency or reorganization of PRE Finance or PartnerRe Ltd.; or

  •
  the PartnerRe Ltd. Guarantees of the Notes cease to be in full force and effect or are declared to be null and void and unenforceable (other than in accordance with the terms of the Indenture).

        Neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of our non-performance of any other covenant under the Notes or the Indenture.

The value of the Notes may be limited by applicable Bermuda law affecting the rights of creditors.

        PartnerRe Ltd., and certain of its subsidiaries, are incorporated under the laws of Bermuda. Under Bermuda insolvency law, application may be made to the courts to avoid a transaction entered into by a company on the grounds that the transaction was intended to fraudulently prefer one or more of the company's creditors if the company was insolvent at the time of, or immediately after, the transaction and commenced its formal Winding-Up within six months of the transaction. In addition, under Bermuda law, a transaction at less than fair value and made with the dominant intention of putting property beyond the reach of creditors may be voidable if an action is successfully brought by an eligible creditor (as defined in the legislation) within a period of six years from the date of the transaction or from the date the obligation to the eligible creditor arose or from the date the cause of action accrued giving rise to the obligation to the eligible creditor (depending on circumstances). Under Bermuda law, a court (if it deems appropriate) may, upon application by the official receiver, as appointed under the Companies Act 1981, or liquidator, creditor or contributory of a company being wound up, order that, where individuals were knowingly parties to the carrying on of a business of that company with the intent of defrauding creditors of the company, or creditors of any other person, or for any fraudulent purpose, such individuals be personally held liable without limitation for all or any debt or other liability of that company.

The Economic Substance Act of 2018 of Bermuda requires us to comply with certain economic substance requirements.

        Pursuant to the Economic Substance Act 2018 (as amended) of Bermuda (the "ES Act") that came into force on January 1, 2019, a registered entity other than an entity which is resident for tax purposes in certain jurisdictions outside Bermuda ("non-resident entity") that carries on as a business any one or more of the "relevant activities" referred to in the ES Act must comply with economic substance requirements. The ES Act may require in-scope Bermuda entities which are engaged in such "relevant activities" to be directed and managed in Bermuda, have an adequate level of qualified employees in Bermuda, incur an adequate level of annual expenditure in Bermuda, maintain physical offices and premises in Bermuda or perform core income-generating activities in Bermuda. The list of "relevant activities" includes carrying on any one or more of: banking, insurance, fund management, financing, leasing, headquarters, shipping, distribution and service center, intellectual property and holding entities. For purposes of the ES Act, we believe that PartnerRe Ltd. would be deemed to be a "pure equity holdings company". The economic substance requirements for a "pure equity holding company" are less onerous than those for entities which are carrying out other relevant activities (pure equity holding entities are subject to minimum economic substance requirements). As such, and as long as it does not carry on any other "relevant activity", we would not expect to be required to take additional actions beyond the minimum economic substance requirements for the purposes of compliance with the ES Act. However, our expectations could change as the ES Act is likely to be subject to further amendment.

Fraudulent conveyance or fraudulent transfers laws and other limitations on the obligations under the Guarantees may adversely affect the validity and enforceability of the Guarantees.

        The Guarantees provide the holders of the Notes with a right of recourse against the assets of the Guarantor. The Guarantees and the amounts recoverable thereunder will be limited to the maximum amount that can be guaranteed without rendering the Indenture, as it relates to the Guarantor, or the Guarantees voidable or otherwise ineffective under applicable law. Enforcement of the Guarantees against the Guarantor will be subject to certain defenses available to the Guarantor. These laws and defenses may include those that relate to fraudulent conveyance, fraudulent transfer or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, the Guarantees may be unenforceable.

You may have difficulty effecting service of process on PartnerRe Ltd. or enforcing judgments against PartnerRe Ltd. in the United States.

        PartnerRe Ltd. is a Bermuda exempted company. In addition, some of its directors and officers and some of the named experts referred to in this prospectus supplement and the accompanying prospectus are not residents of the United States, and a substantial portion of its assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against PartnerRe Ltd. or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against PartnerRe Ltd. or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against it or its directors or officers under the securities laws of other jurisdictions.

The Notes may not constitute our Tier 2 Capital.

        We have applied for and received from the Bermuda Monetary Authority approval which will permit the Notes to qualify as Tier 2 Capital (subject to any applicable limitations on the amount of such capital). However, there is a risk that following any change to the Group Supervision Rules, the Notes will cease to qualify as Tier 2 Capital of PartnerRe Ltd. or the Insurance Group (whether on a solo, group or consolidated basis). Under such circumstances, we may be required to raise additional capital that would constitute Tier 2 Capital at such time. Any such capital raise would be subject to market and other conditions, and there can be no assurance that we would be able to raise such capital when needed. In addition, if the Notes no longer qualify as Tier 2 Capital, we may at our option and without your consent redeem the Notes in whole, but not in part, at a price equal to the principal amount of the Notes, plus accrued and unpaid interest on the Notes. As used herein, "Tier 2 Capital" means Tier 2 Ancillary Capital under the Group Supervision Rules or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended. See "Description of the Notes and the Guarantees—Optional Redemption."

The Notes will be subject to variation and substitution without the holders' consent.

        Subject to compliance with all requirements set forth in "Description of the Notes and the Guarantees—Variation and Substitution," if a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, PRE Finance may, as an alternative to redemption of the Notes, at any time and without the consent of any holders, elect either to (i) vary any term or condition of the Notes or (ii) substitute all (but not less than all) of the Notes for other notes, in each case so that the varied Notes or the substituted notes, as the case may be, become Qualifying Equivalent Securities.

        Any such variation or substitution may have adverse consequences for holders, depending on a number of factors, including the nature and terms and conditions of the Notes following such variation or substitution, and any tax laws to which a particular holder of the Notes is subject.

The issuer is able to redeem the Notes at a price equal to par (100%) at its option at any time during a Par Call Period and at other specified prices at any time following the occurrence of certain events, but is under no obligation to do so. Redemption may adversely affect your return on the Notes.

        The issuer is able to redeem the Notes at par (i) at any time during a Par Call Period or (ii) at any time if it has reasonably determined that a Capital Disqualification Event has occurred or following the occurrence of a Tax Event. The issuer may also redeem the Notes at any time at a price equal to 102% of the principal amount of the Notes being redeemed following the occurrence of a Rating Agency Event, or at a price equal to par plus a "make-whole" premium and accrued and unpaid interest, if any, at any time not occurring during a Par Call Period. Each such redemption is subject to the BMA Redemption Requirements. See "Description of the Notes and the Guarantees—Optional Redemption—Optional Redemption upon a Capital Disqualification Event," "—Optional Redemption upon a Rating Agency Event," "—Optional Redemption upon a Tax Event" and "Description of the Notes and the Guarantees—Conditions to Redemption and Repayment."

        The issuer does not need your consent in order to redeem the Notes as described in the paragraph above. You may not require the issuer to redeem or repurchase the Notes under any circumstances. The issuer may redeem the Notes at times when prevailing interest rates may be relatively low. If the issuer chooses to redeem your Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes. This redemption right also may adversely impact your ability to sell your Notes as the optional redemption date or period approaches. In addition, the redemption of the Notes may be a taxable event to you for U.S. federal income tax purposes.

Our credit ratings may not reflect all risks of an investment in the Notes and there is no protection in the Indenture for holders of the Notes in the event of a ratings downgrade.

        Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the rating organization in its sole discretion. Consequently, real or anticipated changes in our credit ratings, including any announcements that our credit rating is under further review for downgrade, will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the Notes or market or other factors discussed in this prospectus supplement on the value of the Notes. Neither we nor any underwriter has any obligation to the holders of Notes to maintain any credit ratings or to advise holders of Notes of any change in its credit ratings and there is no requirement in the Indenture governing the Notes to maintain a rating on the Notes. Each agency's rating should be evaluated independently of any other agency's rating.

Changes in our credit rating or the financial markets could adversely affect the market price of the Notes.

        The market price for the Notes will depend on many factors, including, among others:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our financial condition, financial performance and future prospects; and

  •
  the overall condition of the financial markets.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Notes.

        In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the market price of the Notes.

We may suspend our reporting obligations under the Exchange Act, which would result in less disclosure about us and may negatively affect our ability to raise additional funds, the ability of holders of the Notes to sell Notes, and the liquidity and trading price of the Notes.

        We may voluntarily deregister our securities under and suspend our reporting obligations pursuant to the applicable rules and regulations of the Exchange Act. Following deregistration, we may not publish periodic financial information or furnish such information to our securityholders, except as may be required by applicable laws. If we cease filing periodic and current reports for any reason, less disclosure about us will be available, which may negatively affect our ability to raise additional funds, the ability of the holders of the Notes to sell such Notes and the liquidity and trading price of the Notes.

 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the Notes, after deducting the underwriting discount and estimated expenses payable by the issuer, will be approximately $            . We intend to use the net proceeds from this offering for general corporate purposes, including for the repayment or redemption of our 5.875% Series F Non-Cumulative Preferred Shares, which are redeemable at our option at a price of $25.00 per share, plus declared and unpaid dividends, if any, as well as other indebtedness. As of June 30, 2020, the aggregate liquidation preference of our outstanding 5.875% Series F Non-Cumulative Preferred Shares was $67.0 million.

        Certain of the underwriters or their affiliates may hold the 5.875% Series F Non-Cumulative Preferred Shares and as a result may receive a portion of the net proceeds of this offering in connection with the repayment or redemption of such shares if effected. See "Underwriting (Conflicts of Interest)."

        This disclosure does not constitute a notice of redemption with respect to, or an offer to purchase, our 5.875% Series F Non-Cumulative Preferred Shares, which notice shall be issued, if at all, pursuant to the requirements set forth in the certificate of designation governing our 5.875% Series F Non-Cumulative Preferred Shares.

 CAPITALIZATION OF PARTNERRE

        The following table sets forth PartnerRe's consolidated capitalization as of June 30, 2020. The "Actual" column reflects PartnerRe's capitalization as of June 30, 2020 on a historical basis, without any adjustments to reflect subsequent or anticipated events. The "As Adjusted" column is adjusted to give effect to (i) this offering of the Notes and (ii) the potential repayment or redemption of all of our 5.875% Series F Non-Cumulative Preferred Shares, which is expected to be funded by the proceeds of the offering of the Notes (excluding any fees related to such repayment or redemption). The following data is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and the related notes thereto incorporated in this prospectus supplement and the accompanying prospectus by reference.

	At June 30, 2020
	(Unaudited)
(in thousands, except share numbers and percentages)	Actual	As Adjusted
Debt related to senior notes
Related to 3.70% Senior Notes due 2029(1)	$495,823		$495,823
1.25% Guaranteed Notes due 2026(2)	836,531		836,531
Debt related to Capital Efficient Notes(3)	70,089		70,089
Debt related to % Fixed-Rate Reset Junior Subordinated Notes due 2050 offered hereby(4)	—

Total debt	1,402,443
Shareholders' equity
Common shares (par value $0.00000001; issued and outstanding: 100,000,000 shares)	—		—
Preferred shares (par value $1.00; issued and outstanding: 28,169,062 shares (actual) and (as adjusted); aggregate liquidation value: $704,227 (actual) and (as adjusted))	28,169
Additional paid-in capital	2,396,530
Accumulated other comprehensive loss	(173,891)		(173,891)
Retained earnings	4,652,647		4,652,647

Total shareholders' equity	6,903,455

Total capitalization	$8,305,898	$

(1)
PRE Finance, the issuer of these notes, does not meet consolidation requirements under U.S. GAAP. Accordingly, the Company shows the debt owed by it to PRE Finance of $496 million in its consolidated balance sheet at June 30, 2020, which is net of the unamortized discount and debt issuance costs. The outstanding principal amount as at June 30, 2020 was $500 million.

(2)
PartnerRe Ireland Finance DAC, the issuer of these senior notes, meets the consolidation requirements under U.S. GAAP. Accordingly, the Company shows the debt owed to third parties of $837 million in its consolidated balance sheet at June 30, 2020, which is net of the unamortized discount and debt issuance costs. The outstanding principal amount as at June 30, 2020 was €750 million.

(3)
PartnerRe Finance II Inc., the issuer of the Capital Efficient Notes, does not meet consolidation requirements under U.S. GAAP. Accordingly, the Company shows the debt owed by it to PartnerRe Finance II Inc. of $70 million in its consolidated balance sheet at June 30, 2020. The Capital Efficient Notes had an aggregate principal amount outstanding as at June 30, 2020 of $62 million.

(4)
As noted in footnote (1), PRE Finance does not meet consolidation requirements under U.S. GAAP. Accordingly, after giving effect to this offering and the use of proceeds therefrom, the Company shows the debt owed by it to PRE Finance of $            in its consolidated balance sheet at June 30, 2020.

 SUMMARY CONSOLIDATED FINANCIAL DATA OF PARTNERRE

        The following tables present summary consolidated financial data and other financial information of PartnerRe as at and for the six months ended June 30, 2020 and 2019, and as at and for the years ended December 31, 2019, 2018 and 2017. The year-end financial data and other financial information have been derived from our audited financial statements and notes thereto. The unaudited interim consolidated financial statement data have been prepared on a basis consistent with which our audited consolidated financial statements have been prepared, except income taxes for the interim period which are based on the estimated effective tax for the full year.

        Exor N.V. owns 99.5% of the Company's common shares as of June 30, 2020; as such, earnings per share data is not considered meaningful and has been excluded.

        You should read the selected financial data and other financial information set forth below along with the consolidated financial statements and related notes and other financial information included or incorporated by reference in this prospectus supplement. The summary consolidated financial and other data provided below does not purport to indicate results of operations as of any future date or for any future period.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	(Unaudited)		(Audited)
(in thousands)	2020	2019	2019	2018	2017
Statement of Operations and Comprehensive (Loss) Income data:
Gross premiums written	$3,599,593	$4,026,144	$7,285,320	$6,299,929	$5,587,894
Net premiums written	3,268,893	3,782,959	6,909,058	5,803,364	5,119,926
Net premiums earned	3,154,503	3,093,265	6,525,218	5,513,810	5,024,981
Net investment income	175,413	230,895	448,538	415,921	402,071
Net realized and unrealized investment (losses) gains	(53,330)	650,928	886,670	(389,632)	232,491
Other income	3,041	7,570	15,321	50,127	15,242

Total revenues	$3,279,627	$3,982,658	$7,875,747	$5,590,226	$5,674,785

Losses and loss expenses	2,732,607	2,204,487	4,923,156	4,193,255	3,840,982
Total expenses	3,491,116	3,138,365	6,902,106	5,695,761	5,486,109
(Loss) income before taxes and interest in earnings of equity investments	(211,489)	844,293	973,641	(105,535)	188,676
Income tax (benefit) expense	(28,157)	74,509	52,536	(8,934)	10,358
Interest in earnings of equity investments	2,097	35,397	15,643	10,607	85,703

Net (loss) income	$(181,235)	$805,181	$936,748	$(85,994)	$264,021

Preferred dividends	23,208	23,208	$46,416	$46,416	$46,416
Net (loss) income attributable to common shareholder	$(204,443)	$781,973	$890,332	$(132,410)	$217,605

Comprehensive (loss) income	$(279,201)	$840,784	$999,457	$(134,347)	$248,309

		At December 31,
	At June 30, 2020
		2019	2018
(in thousands)	(Unaudited)	(Audited)
Selected Balance Sheet data:
Total investments	$16,590,017	$16,317,142	$15,389,440
Cash and cash equivalents	1,390,839	1,484,463	877,907
Total assets	25,191,624	25,062,405	22,819,191
Debt related to senior notes	1,332,354	1,327,965	1,349,017
Debt related to capital efficient notes	70,089	70,089	70,989
Total liabilities	18,288,169	17,792,236	16,302,677
Common shares (par value 0.00000001; 100,000,000 issued and outstanding shares).	—	—	—
Preferred shares (par value $1.00; issued and outstanding: 28,169,062 shares; aggregate liquidation value: $704,227)	28,169	28,169	28,169
Total shareholders' equity	$6,903,455	$7,270,169	$6,516,514

DESCRIPTION OF THE NOTES AND THE GUARANTEES

        The following description of the specific terms of the Notes that PRE Finance is offering supplements the description of the general terms and provisions of the subordinated debt securities and the guarantees set forth in the accompanying prospectus under the caption "Description of Debt Securities" and "Description of Debt Securities Guarantee."

        The Notes constitute a series of junior subordinated debt securities, which are more fully described in the accompanying prospectus, to be issued pursuant to a subordinated indenture among PRE Finance, as issuer, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as indenture trustee, as supplemented by a first supplemental indenture, which we refer to in this prospectus supplement, collectively, as the "Indenture." The terms of the Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus supplement as the "Trust Indenture Act." The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to and qualified in their entirety by reference to the Indenture, including the definitions in the Indenture of certain terms used below.

        Unless otherwise specified, in this section, "guarantor" and "PartnerRe" refer to PartnerRe Ltd. and not to any of its subsidiaries.

General

        The Notes are obligations of PRE Finance. PRE Finance is a finance subsidiary of PartnerRe which has no independent operations other than its financing activities. As a result, its ability to service the Notes depends upon distributions or other payments from the guarantor and its operating subsidiaries to PRE Finance. PRE Finance has no employees and its activities will be limited to issuing debt, including but not limited to the Notes, and lending a portion of the proceeds from the issuance to PartnerRe U.S. Holdings, and any other activities necessary or incidental to these activities.

        PRE Finance will issue the Notes as a new series of debt securities under the Indenture initially in an aggregate principal amount of $             million. PRE Finance may, without the consent of the holders of the Notes, issue an unlimited principal amount of additional Notes having identical terms as the Notes offered hereby, other than issue date, issue price and, if applicable, the first interest payment date and first interest accrual date (the "additional Notes") and which will be deemed to be in the same series as the Notes offered hereby. PRE Finance will only be permitted to issue such additional Notes if, at the time of such issuance, no event of default or Mandatory Deferral Event has occurred and is continuing under the Indenture with respect to the Notes. Any additional Notes will be part of the same issue as the Notes being offered hereby and the Notes and any additional Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions; provided that if any additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, they will be issued with a separate CUSIP number.

        In accordance with Group Supervision Rules, the Notes are unencumbered and do not give rise to a right of set off against the claims and obligations of PartnerRe Ltd. or any insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that no security or encumbrance of any kind is, or will at any time be, provided by PartnerRe Ltd. or any of its affiliates to secure the rights of holders of the Notes. The Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of PartnerRe Ltd. or its insurance subsidiaries to any person in whose names the Notes are registered or any creditor of PartnerRe Ltd. or its insurance subsidiaries.

        There are no terms in the Indenture, the Notes or the Guarantees that limit the issuer's or the guarantor's ability to incur additional indebtedness, and the guarantor expects from time to time to incur additional indebtedness, including indebtedness that ranks senior or equal with its Guarantees of the Notes.

        The Notes will be initially issued through The Depository Trust Company, which we refer to in this prospectus supplement as "DTC," in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under "—Delivery and Form."

Ranking

        The Notes will:

  •
  be unsecured junior subordinated obligations of PRE Finance and will be contractually subordinated in right of payment to any existing and future liabilities of PartnerRe Ltd.'s subsidiaries (other than PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries and borrowings by PartnerRe Ltd.'s subsidiaries under their credit facilities (the total amount of such credit facilities available as at June 30, 2020 was $602 million);

  •
  be effectively subordinated to all future secured obligations of PRE Finance to the extent of the security therefor;

  •
  rank equally in right of payment with all future indebtedness of PRE Finance that is by its terms equal in right of payment to the Notes; and

  •
  rank junior in right of payment to $500 million aggregate principal amount of PRE Finance's 3.70% Senior Notes due 2029 and any of its future senior indebtedness.

        The Guarantees will:

  •
  be unsecured junior subordinated obligations of PartnerRe Ltd. and will be contractually subordinated in right of payment to any existing and future liabilities of PartnerRe Ltd.'s subsidiaries (other than PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC), including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries;

  •
  be effectively subordinated to all future secured obligations of PartnerRe Ltd. to the extent of the security therefor;

  •
  rank equally in right of payment with PartnerRe Ltd.'s guarantees of the Capital Efficient Notes and any future indebtedness of PartnerRe Ltd. that is by its terms equal in right of payment to the Guarantees of the Notes; and

  •
  rank junior in right of payment to PartnerRe Ltd.'s guarantees of PRE Finance's $500 million aggregate principal amount of 3.70% Senior Notes due 2029, its guarantees of PartnerRe Ireland Finance DAC's €750 million aggregate principal amount of 1.25% Senior Notes due 2026 and any future senior indebtedness of PartnerRe Ltd.

        For a description of the "senior indebtedness" of each of PRE Finance and PartnerRe Ltd., see "—Subordination".

        As of June 30, 2020, the guarantor's total liabilities on a consolidated basis (after intercompany eliminations) were $18.3 billion (of which $31.4 million were liabilities owed to third parties). As of June 30, 2020, PartnerRe Ltd.'s consolidated debt included (i) debt related to the $500 million aggregate principal amount of 3.70% Senior Notes due 2029 issued by PRE Finance and guaranteed by PartnerRe Ltd., (ii) €750 million aggregate principal amount of 1.25% Senior Notes due 2026 issued by PartnerRe Ireland Finance DAC and guaranteed by PartnerRe Ltd. and (iii) debt of $70 million related to the outstanding Capital Efficient Notes issued by PartnerRe Finance II Inc. guaranteed by PartnerRe Ltd, which had an aggregate principal amount outstanding as at June 30, 2020 of $62 million. As of June 30, 2020, PartnerRe Ltd.'s consolidated subsidiaries also had $516 million of letters of credit outstanding under the letter of credit facilities.

        As of June 30, 2020, neither the issuer nor the guarantor had any secured indebtedness outstanding.

        As of June 30, 2020, after giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under "Use of Proceeds" as though those transactions were completed on such date, the guarantor's total liabilities on a consolidated basis (after intercompany eliminations) would have been $             billion (of which $31.4 million were liabilities owed to third parties).

        The Guarantees on the Notes will rank senior to all of PartnerRe Ltd.'s equity securities and equal with its guarantees on the Capital Efficient Notes, which had an aggregate principal amount outstanding as at June 30, 2020 of $62 million.

        The Notes and the Guarantees will be contractually subordinated to all liabilities of PartnerRe Ltd.'s subsidiaries (other than PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC), including liabilities owed to policyholders, trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. Therefore, the rights of the holders of the Notes to participate in any assets of any of PartnerRe Ltd.'s subsidiaries (other than certain liabilities of PRE Finance, PartnerRe Finance II Inc. and PartnerRe Ireland Finance DAC) upon liquidation or reorganization of such subsidiaries will be contractually subordinated to the claims of such subsidiary's policyholders and creditors. In addition, even if PRE Finance or PartnerRe Ltd. were a creditor of any of PartnerRe Ltd.'s subsidiaries, its rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be effectively subordinated to any indebtedness or other obligations with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness or other obligations and would be subordinated to any indebtedness of such subsidiaries senior to that held by it. The Notes, the Guarantees and the Indenture do not limit the amount of policyholders' obligations that can be incurred.

        As of June 30, 2020, neither PRE Finance nor PartnerRe Ltd. had any outstanding secured indebtedness. If PRE Finance or PartnerRe Ltd. incurs secured indebtedness in the future, the Notes will be effectively subordinated in right of payment to such secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of PRE Finance or PartnerRe Ltd., any of their assets that secure other indebtedness will be available to pay obligations on the Notes only after such secured indebtedness has been paid in full. PRE Finance and PartnerRe Ltd. may not have sufficient assets to pay all or any of the amounts due on the Notes then outstanding.

        PRE Finance is a finance subsidiary with no operations or assets other than in such capacity, and PartnerRe Ltd. is a holding company and has no direct operations. Accordingly, the credit character of the Notes is comparable to junior subordinated notes issued by a holding company. The ability of PRE Finance and PartnerRe Ltd. to make payments on the Notes and the Guarantees of the Notes, as applicable, depends almost exclusively on the ability of PartnerRe Ltd.'s subsidiaries to pay dividends and make intercompany transfers.

The Guarantees

        PRE Finance's payment obligations under the Indenture and pursuant to the Notes will be fully and unconditionally guaranteed by PartnerRe Ltd. on a junior subordinated basis. As a holding company, PartnerRe Ltd. derives all of its income from its subsidiaries. Accordingly, PartnerRe Ltd.'s ability to service its obligations, including its obligations under the Guarantees, is primarily dependent on the earnings of its respective subsidiaries and the payment of those earnings to PartnerRe Ltd., in the form of dividends, loans or advances and through repayment of loans or advances. These operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or the Guarantees or to provide the issuer or guarantor with funds.

Principal

        Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable on the Final Maturity Date, at a price equal to the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date. The "Final Maturity Date" means (1) October 1, 2050 (the "Scheduled Maturity Date"), if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (2) otherwise, following the Scheduled Maturity Date, the earlier of (a) the date falling 10 business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a Winding-Up of PRE Finance or PartnerRe Ltd. occurs.

        For the avoidance of doubt, interest shall continue to accrue and be payable (and any deferred interest shall constitute Arrears of Interest) for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an event of default under the Indenture nor a default of any kind and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

        PRE Finance shall notify the trustee and the holders of the Notes at least ten business days before the Scheduled Maturity Date if the BMA Redemption Requirements will not be satisfied on the Scheduled Maturity Date, unless the BMA Redemption Requirements are no longer satisfied within such ten business day period, in which case PRE Finance shall so notify the trustee and the holders as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice shall state the cause of the failure to satisfy such conditions, and the repayment shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, PRE Finance shall, not more than ten business days following the satisfaction of the BMA Redemption Requirements, notify the trustee in writing that the BMA Redemption Requirements have been satisfied and of the Final Maturity Date (which the trustee will promptly disseminate to the holders of the Notes), which Final Maturity Date shall be no earlier than three business days after the date on which PRE Finance has given notice to the trustee and no later than the 15th business day following the date the BMA Redemption Requirements were satisfied.

        As used herein, a "Winding-Up" will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by the trustee or by holders of a majority in aggregate principal amount of the outstanding notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

Interest

General

        The Notes will bear interest (i) from the date of original issue to, but excluding, October 1, 2030 (the "First Reset Date") at the fixed rate of        % per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus        % to be reset on each Reset Date. Interest on the Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2021, to holders of record on the immediately preceding                and                , respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                    , 2020. Interest on the Notes will be computed on the basis of a 360-day year comprising twelve 30-day months.

        If any interest payment date falls on a day that is not a business day, the interest payment will be postponed until the next succeeding business day, and no interest on such payment will accrue for the period from and after such interest payment date to such next succeeding business day. Similarly, if the maturity date of the Notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date to such next succeeding business day. As used in this prospectus supplement, "business day" means any day other than a day on which banking institutions in New York or any place of payment are authorized or required by law, executive order or regulation to close.

        In certain circumstances, PRE Finance shall be required to defer payment of all interest on the Notes (subject to the provisions described below under "—Mandatory Deferral of Interest Payments" and "—Arrears of Interest").

        Unless PRE Finance has validly redeemed all outstanding Notes on or before the First Reset Date, PRE Finance will appoint a calculation agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify PRE Finance of the interest rate for the relevant Reset Period. We shall then promptly notify the trustee and paying agent in writing of such interest rate. The calculation agent's determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at our principal offices and will be made available to any holder of the Notes upon request and will be final and binding in the absence of manifest error.

        As used herein:

        "Five-Year Treasury Rate" means, as of any Reset Interest Determination Date, as applicable, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published H.15, with a maturity of five years from the next Reset Date and trading in the public securities market or (2) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, the rate will be determined by the calculation agent by interpolation or extrapolation on a straight line basis between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recently published H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in clauses (1) or

(2) above, then the Five-Year Treasury Rate will be the same interest rate as in effect for the prior period.

        "H.15" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities."

        "Reset Date" means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

        "Reset Interest Determination Date" means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

        "Reset Period" means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

Optional Deferral of Interest Payments

        So long as no event of default under the Indenture has occurred and is continuing, PRE Finance and PartnerRe Ltd. may elect at one or more times to defer payment of interest on the Notes for one or more consecutive interest periods that do not exceed five years from the date of commencement of the Optional Deferral Period; provided that, in the event that a failure to defer payment of interest on the Notes at the conclusion of such five-year period would cause us to breach the terms of the indenture governing the Capital Efficient Notes or the guarantees thereof, that Optional Deferral Period may be extended by us until the earlier of the date on which payments of interest on the Notes would no longer result in such a breach and the date that is ten years from the date of commencement of the Optional Deferral Period, in each case for a single Optional Deferral Period. Interest may not be optionally deferred beyond the Final Maturity Date, or any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the Notes.

        As used in this prospectus supplement, an "Optional Deferral Period" refers to the period beginning on an interest payment date with respect to which PRE Finance or PartnerRe Ltd. defers payment of interest, either at its option or as a result of a Mandatory Deferral Event occurring during the applicable Optional Deferral Period, and ending on the earlier of (x) the next interest payment date on which PRE Finance or PartnerRe Ltd. has paid all Arrears of Interest (including compounded interest on such deferred amounts) and (y)(i) if no Mandatory Deferral Event has occurred and is continuing on the Optional Deferral Expiration Date (as defined below), the Optional Deferral Expiration Date or (ii) if a Mandatory Deferral Event has occurred and is continuing on the Optional Deferral Expiration Date, the date on which the resulting Mandatory Deferral Period ends.

        An "Optional Deferral Expiration Date" will mean (i) the fifth anniversary of the date on which an Optional Deferral Period commences or (ii) if payment of interest on the fifth anniversary as described under (i) would cause the issuer or the guarantor to breach the indenture governing the Capital Efficient Notes or the guarantees thereof, the next interest payment date at which payment of interest would not cause the issuer or the guarantor to breach the indenture governing the Capital Efficient Notes or the guarantees thereof; provided, however, that such date will not occur later than the tenth anniversary of the first deferred interest payment date in that Optional Deferral Period.

        If not previously paid, at the end of an Optional Deferral Period, PRE Finance or PartnerRe Ltd. must pay all Arrears of Interest arising from such Optional Deferral Period. If PRE Finance or PartnerRe Ltd. has at any time paid all Arrears of Interest on the Notes, including compounded interest on such deferred amounts, PRE Finance and PartnerRe Ltd. can again elect to optionally defer interest payments on the Notes as described above.

        For the avoidance of doubt, if a Mandatory Deferral Period occurs during an Optional Deferral Period (including if such Mandatory Deferral Period and Optional Deferral Period begin on the same interest payment date), and such Mandatory Deferral Period ceases to be continuing prior to the next Optional Deferral Expiration Date, then PRE Finance and PartnerRe Ltd. may continue to elect to optionally defer interest following the conclusion of such intervening Mandatory Deferral Period until the Optional Deferral Expiration Date. If a Mandatory Deferral Event has occurred and is continuing on an Optional Deferral Expiration Date (including if a separate Mandatory Deferral Period had previously begun and ended during such Optional Deferral Period), the Optional Deferral Period will continue until such time that a Mandatory Deferral Event is no longer continuing. No provisions of this section shall limit the ability or obligations of PRE Finance or PartnerRe Ltd. to defer either interest payments or repayment of Arrears of Interest if a Mandatory Deferral Event has occurred and is continuing.

        Either PartnerRe Ltd. or PRE Finance will give the holders of the Notes and the trustee written notice of their election to commence or continue an Optional Deferral Period at least three and not more than 60 business days before the initial scheduled interest payment date of an Optional Deferral Period and, thereafter, before each subsequent interest payment date during the Optional Deferral Period.

        Neither PartnerRe Ltd. nor PRE Finance has any present intention to exercise their right to optionally defer interest payments.

Mandatory Deferral of Interest Payments

        If, as of any interest payment date, a Mandatory Deferral Event has occurred and is continuing, PRE Finance and PartnerRe Ltd. shall be required to defer payment of all (and not less than all) of the interest accrued on the Notes as of such interest payment date. As used in this prospectus supplement, a "Mandatory Deferral Period" refers to the period beginning on an interest payment date with respect to which PRE Finance and PartnerRe Ltd. defer payment of interest when a Mandatory Deferral Event has occurred and is continuing and ending on the next interest payment date on which a Mandatory Deferral Event would no longer constrain the payment of any accrued interest, the payment of which has been deferred, by PRE Finance or PartnerRe Ltd. Accrued and unpaid interest will be due and payable at the end of a Mandatory Deferral Period, subject to our right to continue deferral of payments as provided under "—Optional Deferral of Interest Payments."

        Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described below under "—Arrears of Interest." Prior to the first interest payment date during the Mandatory Deferral Period, PRE Finance shall provide to the trustee an officer's certificate identifying the beginning of the Mandatory Deferral Period and shall notify the holders of the Notes at least 10 business days before the first interest payment date during the Mandatory Deferral Period, unless the Mandatory Deferral Event occurs within such period, in which case PRE Finance shall so notify the holders promptly following the occurrence of such Mandatory Deferral Event. Thereafter, PRE Finance will give holders of the Notes and the trustee written notice of the continuation of a Mandatory Deferral Period at least three and not more than 60 business days before the next interest payment date, so long as the Mandatory Deferral Period is continuing at such next interest payment date.

        Notwithstanding any other provision in the Notes or the Indenture, the deferral resulting from a Mandatory Deferral Event will constitute neither an event of default under the Indenture nor a default of any kind, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

        A "Mandatory Deferral Event" will be deemed to have occurred if PartnerRe Ltd. or the Insurance Group is in breach of the Enhanced Capital Requirement, or would breach the Enhanced

Capital Requirement if payment of accrued and unpaid interest on the Notes, together with any accrued and unpaid interest on any junior subordinated notes outstanding that are issued or guaranteed by PartnerRe Ltd. and for which such notes or guarantee, as the case may be, rank equally in right of payment with the guarantees of the Notes, were made. As of the date of this prospectus supplement, PartnerRe Ltd.'s guarantees of the Capital Efficient Notes are the only securities or guarantees outstanding that would rank equally in right of payment with the Guarantees of the Notes.

Arrears of Interest

        Any interest in respect of the Notes not paid on an interest payment date, together with any interest in respect of the Notes not paid on an earlier interest payment date will, so long as the same remains unpaid, constitute "Arrears of Interest" in respect of the Notes, which includes any accrued interest, the payment of which is so deferred, so long as such interest remains unpaid.

        Arrears of Interest shall be cumulative and bear interest at the interest rate then payable on the Notes (such cumulative interest also constituting Arrears of Interest). Arrears of Interest on the Notes will remain outstanding, and will accumulate interest, for so long as they remain unpaid. Any references in this prospectus supplement to "accrued and unpaid interest" shall include any Arrears of Interest.

        So long as no event of default or Mandatory Deferral Event has occurred and is continuing, at PRE Finance's option, Arrears of Interest on the Notes may be paid in whole or in part to the persons in whose names the Notes are registered as of the close of business on the 15th calendar day (whether or not such date is a business day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five business days' written notice to the trustee, the paying agent and the holders of the Notes to such effect (which written notice shall specify the amount of such Arrears of Interest).

        If not previously paid, Arrears of Interest with respect to the Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:

  (a)
  so long as no event of default or Mandatory Deferral Event has occurred and is continuing, and subject to the right of PRE Finance and PartnerRe Ltd. to optionally defer payment of interest as described above the next interest payment date for the Notes;

  (b)
  the date of redemption of any Notes in accordance with the applicable redemption provisions;

  (c)
  the date on which a Winding-Up of PRE Finance or PartnerRe Ltd. occurs; or

  (d)
  the Final Maturity Date for the Notes;

provided that, in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.

Dividend and Other Payment Stoppages During Deferral Periods

        So long as the Notes remain outstanding, if (i) PartnerRe Ltd. or PRE Finance has given notice of their election to commence an Optional Deferral Period, (ii) PartnerRe Ltd. or PRE Finance has given notice identifying the commencement of a Mandatory Deferral Period or (iii) an Optional Deferral Period or a Mandatory Deferral Period has commenced and is continuing, then beginning on the earliest of such dates and until such time as PartnerRe Ltd. or PRE Finance has paid all Arrears of Interest (including compounded interest on the deferred amounts), PartnerRe Ltd. will not, nor will it permit its subsidiaries to:

  •
  declare or pay any dividends or distributions on its preferred shares or common shares (collectively, "capital stock"), other than (1) a dividend payable solely in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such capital stock or (2) any inter-company payments, other than dividend payments by PRE Finance or its direct parent, PartnerRe U.S. Holdings;

  •
  repurchase, redeem or otherwise acquire for consideration any shares of capital stock, directly or indirectly, other than (1) as a result of a reclassification of capital stock for or into other capital stock or the exchange or conversion of one share of capital stock for or into another share of capital stock, (2) through the use of the proceeds of a substantially contemporaneous sale of capital stock or (3) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants);

  •
  make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities that PartnerRe Ltd. issues or guarantees for which such securities or guarantees, as the case may be, rank upon PartnerRe Ltd.'s liquidation equal with or junior to the guarantees of the Notes, other than (1) any payment of current or deferred interest on equal-ranking securities that is made pro rata to the amounts due on such equal-ranking securities (including the Notes and the Guarantees) and (2) any payment of principal or current or deferred interest with respect to any equal-ranking securities to the extent necessary to avoid a breach of any terms of the indentures or guarantees governing such equal-ranking securities; or

  •
  make any guarantee payments regarding any guarantee issued by PartnerRe Ltd. of securities of any of its subsidiaries if that guarantee ranks upon PartnerRe Ltd.'s liquidation equal with or junior to the Guarantees of the Notes, other than (1) any payment of current or deferred interest on equal-ranking securities that is made pro rata to the amounts due on such equal-ranking securities (including the Notes and the Guarantees) and (2) any payment of principal or current or deferred interest with respect to any equal-ranking securities to the extent necessary to avoid a breach of any terms of the indentures or guarantees governing such equal-ranking securities.

No Payment of Additional Amounts

        The issuer and guarantor will not be required to pay any Additional Amounts (as defined in the Indenture) with respect to the Notes.

Optional Redemption

General

        Subject to the provisions set forth under "—Conditions to Redemption and Repayment," the Notes will be redeemable, at PRE Finance's option, in whole or in part (equal to $2,000 and integral multiples of $1,000 in excess thereof), at any time not during a Par Call Period, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Notes to be redeemed; and

  •
  an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued as of such redemption date) that would be due if the Notes matured on the first day of the next Par Call Period, discounted to such redemption date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate, plus              basis

    points; plus, in each case, accrued and unpaid interest (including any Arrears of Interest) on such Notes to, but excluding, such redemption date.

        In addition, at any time during a Par Call Period, subject to the provisions set forth under "—Conditions to Redemption and Repayment," the Notes will be redeemable, at PRE Finance's option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (including any Arrears of Interest) to, but excluding, such redemption date.

        As used herein:

        "Treasury Rate" means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published H.15 for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes (assuming the Notes matured on the first day of the next Par Call Period), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by PRE Finance using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by PRE Finance on the third business day preceding the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed if the Notes matured on the first day of the next Par Call Period.

        "Independent Investment Banker" means any one of Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc. and their successors, as specified by us, or, if none of such firms is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by PRE Finance.

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Par Call Period" means the period from, and including, April 1 of each year in which there is a Reset Date to, and including, October 1 of such year.

        "Reference Treasury Dealer" means each of Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc. and their respective successors and two other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by PRE Finance; provided, that (1) if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (2) if we fail to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

        "Reference Treasury Dealer Quotations" mean, with respect to a Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of DTC, in the case of Notes represented by a global security, or by the trustee by lot, in the case of Notes that are not represented by a global security.

        Notice of any redemption pursuant to this "—Optional Redemption" will be sent at least 15 days but not more than 60 days before the redemption date. For the avoidance of doubt, whenever any determination is required to be made as to whether any redemption occurs within or not within a Par Call Period or any other specified period, the actual date of redemption and not the date of notice of redemption shall govern. PRE Finance shall notify the trustee and the holders of the Notes at least ten business days before the applicable redemption date if the BMA Redemption Requirements will not be satisfied on the applicable redemption date, unless the BMA Redemption Requirements are no longer satisfied within such ten business day period, in which case PRE Finance shall so notify the trustee and the holders as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice shall state the cause of the failure to satisfy such conditions, and the redemption shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, PRE Finance shall, not more than ten business days following the satisfaction of the BMA Redemption Requirements, notify the trustee in writing that the BMA Redemption Requirements have been satisfied and stating the new redemption date for the Notes (which the trustee will promptly disseminate to the holders of the Notes), which new redemption date shall be no earlier than three business days after the date on which PRE Finance has given notice to the trustee and no later than the 15th business day following the date the BMA Redemption Requirements were satisfied.

Optional Redemption upon a Capital Disqualification Event

        Subject to the provisions set forth under "—Conditions to Redemption and Repayment," the Notes will be redeemable at PRE Finance's option, in whole but not in part, at any time, upon not less than 15 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest (including any Arrears of Interest), if any, on such Notes to, but excluding, such redemption date, within 90 days of the date on which it has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes, a Capital Disqualification Event has occurred.

        As used in this prospectus supplement, a "Capital Disqualification Event" has occurred if the Notes cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of PRE Finance or the Insurance Group, where capital is subdivided into tiers, as Tier 2 ancillary capital under then-applicable Applicable Supervisory Regulations (as defined in "—Conditions to Redemption and Repayment" below) imposed upon us by the BMA (as defined in "—Conditions to Redemption and Repayment" below), which would include, without limitation, the Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.

Optional Redemption upon a Rating Agency Event

        Subject to the provisions set forth under "—Conditions to Redemption and Repayment," the Notes will be redeemable, at PRE Finance's option, in whole but not in part, at any time, upon not less than 15 nor more than 60 days' prior written notice, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest (including any Arrears of Interest), if any, on such

Notes to, but excluding, such redemption date, within 90 days after the occurrence of a Rating Agency Event.

        As used in this prospectus supplement, a "Rating Agency Event" has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a "Rating Agency") amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (1) the shortening of the length of time the Notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Notes; or (2) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Notes.

Optional Redemption upon a Tax Event

        Subject to the provisions set forth under "—Conditions to Redemption and Repayment," the Notes will be redeemable at PRE Finance's option, in whole but not in part, at any time, upon not less than 15 nor more than 60 days' prior written notice, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest (including any Arrears of Interest), if any, on such Notes to, but excluding, such redemption date, after the occurrence of a Tax Event.

        A "Tax Event" will occur with respect to the Notes if an opinion of a recognized independent tax counsel has been delivered to the trustee stating that, as a result of:

  •
  any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of any Taxing Jurisdiction, or any regulations under those laws or treaties;

  •
  an administrative action with respect to a Taxing Jurisdiction, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

  •
  any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body in a Taxing Jurisdiction, regardless of the manner in which that amendment, clarification or change is introduced or made known; or

  •
  a threatened challenge asserted in writing in connection with an audit of PRE Finance or PartnerRe Ltd. or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of the original issuance of the Notes, there is more than an insubstantial risk that interest payable by PRE Finance or PartnerRe Ltd., as applicable, in respect of the Notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by PRE Finance or PartnerRe Ltd., as applicable, for income tax purposes in the applicable Taxing Jurisdiction, and that non-deductibility cannot be avoided by PRE Finance or PartnerRe Ltd., as applicable, taking such reasonable measures as it (acting in good faith) deems appropriate.

        "Taxing Jurisdiction" means the United States, the State of Delaware or Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which PRE Finance or PartnerRe Ltd. makes a payment on the Notes or the Guarantees or in which PRE Finance or PartnerRe Ltd. generally becomes subject to taxation, or any jurisdiction in which a successor of PRE Finance or PartnerRe Ltd. is formed.

Variation and Substitution

        If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, PRE Finance may, as an alternative to redemption of the Notes, at any time, without the consent of any holder, vary any term or condition of the Notes or substitute all (but not less than all) of the Notes for other notes, so that the varied notes or the substituted notes, as the case may be, become Qualifying Equivalent Securities. In connection with the substitution of Qualifying Equivalent Securities for the relevant Notes or the variation of the terms of the relevant Notes, each Noteholder by the purchase of the relevant Notes authorizes the trustee to, and the trustee shall, authenticate such new notes in accordance with the Indenture.

        The principal amount of the Qualifying Equivalent Securities to be received by holders in substitution shall be equal to the principal amount of the Notes. Any variation or substitution of the Notes is subject to no more than 60 nor less than 30 calendar days' prior notice by PRE Finance to the holders (which notice shall be irrevocable and shall specify the date fixed for such variation or substitution) in accordance with the notice provisions governing the Notes and to:

  (a)
  PartnerRe Ltd. being in compliance with the Applicable Supervisory Regulations on the date of such variation or substitution (giving effect to such variation or substitution), and such variation or substitution not resulting directly or indirectly in a breach of the Applicable Supervisory Regulations;

  (b)
  PRE Finance complying with the rules of any stock exchange (or any other relevant authority) on which PRE Finance has had its notes listed or admitted to trading;

  (c)
  in respect of substitution only, all payments of interest, including Arrears of Interest, and any other amount payable under the Notes that, in each case, has accrued to holders of the Notes and has not been paid, being satisfied in full on or prior to the date thereof; and

  (d)
  immediately after the substitution or variation not triggering the right on our part to redeem the Notes pursuant to "—Optional Redemption—Optional Redemption upon a Capital Disqualification Event," "—Optional Redemption upon a Rating Agency Event" or "—Optional Redemption upon a Tax Event."

        As used herein, "Qualifying Equivalent Securities" means securities which have terms not materially less favorable to the holders than the Notes, as reasonably determined by PartnerRe Ltd. or PRE Finance in consultation with an independent investment bank, consulting firm or comparable expert of international standing on the subject, and which:

  (a)
  satisfy the criteria for the eligibility for inclusion of the proceeds of the Notes, under the Applicable Supervisory Regulations;

  (b)
  contain terms providing for the same interest rate and interest payment dates applying to the Notes;

  (c)
  rank senior to or have the same ranking as the Notes;

  (d)
  preserve all obligations as to repayment of the Notes, including (without limitation) as to timing of such repayment (including preserving the same Scheduled Maturity Date and Final Maturity Date);

  (e)
  do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

  (f)
  preserve any rights to any accrued and unpaid interest, and any existing rights to other amounts payable under the Notes which has accrued to holders and not been paid.

Conditions to Redemption and Repayment

        Notwithstanding anything to the contrary set forth herein, (i) prior to October 1, 2025, the Notes may be redeemed only with BMA Approval, and (ii) the Notes may not be redeemed at any time or repaid prior to the Final Maturity Date if the Enhanced Capital Requirement would be breached immediately before or after giving effect to such redemption or repayment of the Notes, unless, in the case of each of clause (i) and (ii), PartnerRe Ltd. or PRE Finance or another subsidiary of PartnerRe Ltd. replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time (the "Group Rules") (collectively, the "BMA Redemption Requirements").

        In the event that the Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Notes will continue to accrue and be paid on each interest payment date (subject to "—Interest—Mandatory Deferral of Interest Payments" and "—Arrears of Interest") until the first date on which final payment on the Notes may be made, at which time the Notes will become due and payable, and will be finally repaid at the principal amount of the Notes, together with any accrued and unpaid interest.

        Notwithstanding any provision of the Notes or the Indenture, in the event of non-payment on a scheduled redemption date or the Scheduled Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements, in accordance with "—Interest," the Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an event of default under the Indenture or the Notes nor a default of any kind with respect to the Notes, and will not give holders of the Notes or the trustee any right to accelerate repayment of the Notes or any other remedies.

        An officers' certificate relating to the Notes in connection with repayment or any redemption certifying that (i) the BMA Redemption Requirements have not been met or would not be met if the Notes were repaid or the applicable redemption payment were made, (ii) the BMA Redemption Requirements have been met and would continue to be met if the Notes were to be repaid or the applicable redemption payment were made or (iii) no such BMA Redemption Requirements apply, shall, in the absence of manifest error, be treated and accepted by the trustee, the holders of the Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the trustee shall be entitled to rely on such officers' certificate without liability to any person and shall have no duty to ascertain the existence of any such manifest error.

        As used herein:

        "Applicable Supervisory Regulations" means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to PartnerRe Ltd. or the Insurance Group and which shall initially mean the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time (the "Group Rules") until such time when the BMA no longer has jurisdiction or responsibility to regulate PartnerRe Ltd. or the Insurance Group. If any provision of the Applicable Supervisory Regulations referred to in the Indenture or in the Notes in connection with any requirements applying to PartnerRe Ltd. and/or the Insurance Group is amended or replaced so that there is no corresponding provision in the amended or replacement measures, (i) if the requirement concerned is entirely dependent on the existence of such a corresponding provision, the requirement shall cease to apply and (ii) if the requirement concerned is partially dependent on the existence of such a corresponding provision, the requirement shall be deemed modified so that all parts of that requirement solely dependent on that provision shall cease to apply; provided, in each case, that holders of the Notes are not adversely affected thereby.

        "BMA" means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate PartnerRe Ltd. or the Insurance Group, as the context requires, a regulator that administers the Applicable Supervisory Regulations.

        "BMA Approval" means the BMA has given, and not withdrawn by the applicable redemption date, its prior consent to the redemption of such notes.

        "ECR" means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act, or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

        "Enhanced Capital Requirement" means the ECR or any other requirement to maintain assets applicable to PartnerRe Ltd. or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

        "Group Solvency Standards" means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

        "Group Supervision Rules" means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

        "Insurance Act" means the Bermuda Insurance Act 1978 and related regulations, as amended or replaced from time to time.

        "Insurance Group" means all subsidiaries of PartnerRe Ltd. that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations. For the avoidance of doubt, Insurance Group refers to all such regulated insurance or reinsurance subsidiaries or other entities, on a collective basis, of which the BMA is the group supervisor.

Certain Covenants

        Reference is made to the section entitled under "Description of Debt Securities—Consolidation, Amalgamation, Merger and Sale of Assets," in the accompanying prospectus for a description of another covenant that will apply to the Notes. In addition, the Indenture provides that, so long as any Notes are outstanding, PRE Finance's activities will be limited to issuing and repurchasing debt instruments and lending the proceeds from the sale of debt instruments to PartnerRe U.S. Holdings, and any other activities necessary or incidental to these activities. Compliance with the foregoing covenants and any additional covenants with respect to the Notes may not be waived unless the holders of at least a majority in principal amount of all outstanding Notes consent to such waiver.

Events of Default

        The following events will constitute an event of default under the Indenture with respect to the Notes:

  •
  a default in payment of principal or any premium when due, other than if PRE Finance is required to postpone payment due to failure to satisfy the BMA Redemption Requirements;

  •
  a default for 30 days in payment of any interest, other than upon the occurrence of a Mandatory Deferral Event (or for the avoidance of doubt, if PRE Finance or PartnerRe Ltd. has validly elected to defer the payment of such interest in compliance with the Indenture);

  •
  the PartnerRe Ltd. Guarantees of the Notes cease to be in full force and effect or are declared to be null and void and unenforceable (other than in accordance with the terms of the Indenture); or

  •
  certain events of bankruptcy, insolvency or reorganization of PRE Finance or PartnerRe Ltd.

        If an event of default described in the last bullet point above occurs, then the principal amount of the Notes will be immediately due and payable without any declaration or any other action on the part of the trustee or any other holder.

        If an event of default described in any other bullet point above occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal and accrued and unpaid interest of the Notes to be due and payable immediately. In order to declare the Notes due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the Indenture. Upon a declaration by the trustee or the holders, PRE Finance will be obligated to pay the principal amount of the Notes. Other than with respect to the events of default listed above, neither the trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of PRE Finance's or PartnerRe Ltd.'s non-performance of any other covenant under the Notes or the Indenture.

        An event of default may be waived by the holders of a majority in aggregate principal amount of the Notes at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

  •
  PRE Finance has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest (including, for the avoidance of doubt, Arrears of Interest), to the extent legally permitted, and all amounts due to the trustee; and

  •
  all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

        Upon conditions specified in the Indenture, however, the holders of a majority in aggregate principal amount of the Notes may waive past defaults under the Indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the Notes.

        The Indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the holders of the Notes for any actions taken by the trustee at the request of the holders of the Notes. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

        Subject to the right of the trustee to indemnification as described above and except as otherwise described in the Indenture, the Indenture provides that the holders of a majority of the aggregate principal amount of the Notes may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.

        The Indenture provides that no holders of the Notes may institute any action against PRE Finance or PartnerRe Ltd., except for actions for payment of overdue principal, any premium or interest, unless:

  •
  such holder previously gave written notice of the continuing default to the trustee;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding Notes asked the trustee to institute the action and offered to the trustee indemnity reasonably satisfactory to the trustee for doing so;

  •
  the trustee did not institute the action within 60 days of the request and offer of indemnity; and

  •
  no direction inconsistent with such request has been given to the trustee by the holders of a majority in aggregate principal amount of the outstanding Notes.

        The Indenture provides that PRE Finance and PartnerRe Ltd. will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Subordination

        The payment of the principal, any premium and interest with respect to the Notes will be subordinate and junior in right of payment and upon liquidation to the prior payment of all of PRE Finance's senior indebtedness. PRE Finance's senior indebtedness is the principal of and any premium and interest on all of its indebtedness, whether incurred prior to or after the date of the Indenture:

  •
  for money borrowed by PRE Finance (other than obligations pursuant to the Indenture, including the Notes);

  •
  in respect of letters of credit and acceptances issued or made by banks in favor of PRE Finance; or

  •
  issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if PRE Finance is directly liable for the payment of such debt.

        PRE Finance senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above. PRE Finance senior indebtedness does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the Notes.

        For purposes of the Notes and the Guarantees, references in the accompanying prospectus to "Senior Indebtedness" in the section entitled "Description of Debt Securities—Modification and Waiver" refers to "senior indebtedness" as described above.

        The Indenture does not limit the amount of senior indebtedness that PRE Finance can incur.

        The holders of all PRE Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Notes receive any payment on account of such securities in the event:

  •
  of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of PRE Finance or its property; or

  •
  that the Notes are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of PRE Finance or its property.

        PRE Finance may not make any payment of the principal or interest on the Notes during a continued default in payment of any PRE Finance senior indebtedness or if any event of default exists under the terms of any PRE Finance senior indebtedness.

        The obligations of PartnerRe Ltd. under its Guarantees will be junior subordinated obligations of PartnerRe Ltd. As such, the rights of holders to receive payment pursuant to Guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of PartnerRe Ltd. The subordination provisions described above with respect to PRE Finance's obligations under the Notes apply equally to the obligations of PartnerRe Ltd. under its Guarantees of the Notes, provided that, in addition to those subordination provisions with respect to PRE Finance, PartnerRe Ltd.'s senior indebtedness also includes the principal of and any premium and interest on all of its indebtedness, whether incurred prior to or after the date of the Indenture, for the obligations of others that PartnerRe Ltd. directly or indirectly either assumes or guarantees (other than the Guarantees of the Notes or any obligation that by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the Guarantees of the Notes). The obligations of PartnerRe Ltd. under its Guarantees of the Notes rank equally in right of payment to its guarantees of the Capital Efficient Notes.

        Because of the subordination provisions, if PRE Finance or PartnerRe Ltd. becomes insolvent, holders of their respective senior indebtedness may receive more, ratably, and holders of the Notes having a claim pursuant to the Notes may receive less, ratably, than other creditors of PRE Finance or PartnerRe Ltd. See "—Ranking" above for further information regarding indebtedness of PartnerRe Ltd. and PRE Finance that ranks senior to the Notes.

Modification and Waiver

        Reference is made to the section entitled "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus, which provides a description of the requirements for modifying or amending the Indenture. No modification or amendment may, without the consent of the holder of each outstanding Note affected thereby and without BMA Approval, change the stated maturity of the principal of, or any premium or installment of interest on, any of the Notes. In addition, the Indenture may not be amended to alter the subordination of any outstanding Notes without the consent of each holder of the outstanding senior indebtedness of PRE Finance that would be adversely affected by the amendment. For purposes of the Notes and the Guarantees, references in the accompanying prospectus to "Senior Indebtedness" in the section entitled "Description of Debt Securities—Modification and Waiver" refers to "senior indebtedness" as described in "—Subordination" in this prospectus supplement.

Calculation Agent

        The "calculation agent" means, at any time, the person or entity appointed by us and serving as such agent with respect to the Notes at such time. Unless we have validly redeemed all outstanding notes on the First Reset Date, we will appoint a calculation agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. We may terminate any such appointment as long as we appoint a successor agent at the time of termination. We may appoint ourselves or an affiliate of ours as calculation agent.

Delivery and Form

DTC

        The Notes will be issued in the form of one or more securities in registered global form. Each global security will be deposited on the date of the closing of the sale of the Notes with, or on behalf of DTC, and registered in the name of Cede & Co., as DTC's nominee. So long as DTC or its nominee is the registered owner or holder of the Notes, DTC or such nominee will be considered the sole owner or holder of the Notes represented by such global securities for all purposes under the Indenture and the Notes. No beneficial owner of an interest in the global securities will be able to transfer such interest except in accordance with DTC's procedures, as described below, in addition to those provided for under the Indenture with respect to the Notes.

        DTC has advised us that:

  (1)
  DTC is a limited purpose trust company organized under the laws of the State of New York;

  (2)
  DTC is a "banking organization" within the meaning of the New York Banking Law;

  (3)
  DTC is a member of the Federal Reserve System;

  (4)
  DTC is a "clearing corporation" within the meaning of the Uniform Commercial Code;

  (5)
  DTC is a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

  (6)
  DTC holds securities that its participants deposit with DTC and facilitates the clearance and settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  (7)
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

  (8)
  DTC is owned by a number of its direct participants and by New York Stock Exchange and the Financial Industry Regulatory Authority, Inc.;

  (9)
  Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (referred to as the "indirect participants"). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC is recorded on the records of the participants and indirect participants; and

  (10)
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We expect that under procedures established by DTC, (1) upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amount of the global securities and (2) ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to the direct participants) or by the direct participants and the indirect participants (with respect to other owners of beneficial interests in the global securities).

        All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that some persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to those persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of owners of interests in the global securities to pledge their interests in a global security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the global securities will not have Notes registered in their name, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders of Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in the global securities must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of such Notes under the Indenture or the global securities.

        Payments on the global securities registered in the name of DTC or its nominee will be payable by the trustee to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the trustee will treat the persons in whose names the Notes, including the global securities, are registered, as the owners for the purpose of receiving those payments and for any and all other purposes.

        Consequently, neither the trustee nor any agent of the trustee has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of beneficial ownership interests in, the global security or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global security, or

  •
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        We expect that DTC or its nominee, upon receipt of any payment on securities such as the Notes, will credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amounts of beneficial interests in the relevant security as shown on the records of DTC. We also expect that payments by the participants and the indirect participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        A global security is exchangeable for Notes in registered certificated form if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days;

  •
  we determine that the Notes will no longer be represented by global securities and execute and deliver to the trustee instructions to such effect; or

  •
  there has occurred and is continuing an Event of Default under the Indenture.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking, société anonyme, Luxembourg, which we refer to in this prospectus supplement as "Clearstream Banking SA" or "Clearstream," and Euroclear Bank, SA/ NV, which we refer to in this prospectus supplement as "Euroclear" (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to in this prospectus supplement as the "Euroclear Operator," under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation which we refer to in this prospectus supplement as the "Cooperative." All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

TAXATION

United States Federal Income Taxation

        This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the offering at the offering price and you hold your Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  a dealer in securities,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

  •
  a bank,

  •
  a life insurance company,

  •
  a tax-exempt organization,

  •
  a person that owns Notes that are a hedge or that are hedged against interest rate risks,

  •
  a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

  •
  a person that purchases or sells Notes as part of a wash sale for tax purposes, or

  •
  a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

        If you purchase Notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

        This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect and proposed regulations under the Internal Revenue Code as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

        If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Tax Classification of the Notes

        The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. We believe, and intend to take the position, that the Notes should be classified as indebtedness of PartnerRe U.S. Holdings for U.S.

federal income tax purposes. This is the case even though the Notes will be issued by PRE Finance, because PRE Finance is treated as a branch of PartnerRe U.S. Holdings for U.S. federal income tax purposes. There can be no assurance, however, that the Internal Revenue Service (the "IRS") will not treat the Notes as equity for U.S. federal income tax purposes, and such treatment, if successfully asserted by the IRS, may have adverse U.S. federal income tax consequences to a holder of the Notes. In particular, if the Notes are classified as equity for U.S. federal income tax purposes, (i) the Notes may be classified as equity in a partnership, in which case holders may be subject to tax reporting on an IRS Form K-1 and (ii) Non-United States holders of Notes may be subject to withholding tax in respect of the interest payments on the Notes. Holders of Notes should consult their tax advisors regarding the tax consequences to them if the Notes are classified as equity for U.S. federal income tax purposes.

        By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness of PartnerRe U.S. Holdings for U.S. federal income tax purposes, unless otherwise required by applicable law. You are urged to consult your own tax advisors regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.

United States Holders

        This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States holder, this subsection does not apply to you and you should refer to "Non-United States Holders" below.

        Contingent Payment Debt Instrument Rules.    Under applicable U.S. Treasury regulations, a "remote" contingency is ignored in determining whether a debt instrument is a contingent payment debt instrument ("CPDI") for U.S. federal income tax purposes. The terms of the Notes provide for deferral of interest and principal payments under certain circumstances (see "Description of the Notes and the Guarantees—Interest—Optional Deferral of Interest Payments" and "Description of the Notes and the Guarantees—Interest—Mandatory Deferral of Interest Payments"). We believe that the likelihood of any such deferrals is remote and, therefore, we intend to take the position that the Notes should not be treated as CPDIs for U.S. federal income tax purposes. If the IRS successfully challenged this position, or if interest on the Notes is actually deferred, it is possible that the Notes could be treated as CPDIs, either at the time of issuance, or at the time of such deferral, as the case may be. If the Notes are treated as CPDIs, a U.S. holder could be required to accrue interest income at a rate different from the stated interest rate on the Notes and to treat as ordinary income (rather than capital gain) any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the Notes. You are urged to consult your own tax advisors regarding the potential application of the CPDI rules to the Notes and the consequences thereof. The remainder of this discussion assumes that the Notes will not be treated as CPDIs for U.S. federal income tax purposes.

        Original Issue Discount.    Under applicable U.S. Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). As discussed above, we believe that the likelihood of any deferral of interest on the Notes is remote. Therefore, we believe that the Notes will not be treated as issued with OID at the time of their original issuance. If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Notes would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include interest in income as it accrued, regardless of the holder's regular method of accounting, using the constant-yield-to-maturity method of accrual, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the Notes as taxable income. The remainder of this discussion assumes that the Notes will not be issued with OID for U.S. federal income tax purposes (either upon initial issuance or by reason of a deferral of interest payments).

        Stated Interest.    Stated interest on the Notes generally will be taxable to you as ordinary income at the time the interest is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

        Purchase, Sale and Retirement of the Notes.    Your tax basis in your Note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Non-United States Holders

        This subsection describes the tax consequences to a Non-United States holder.

        You are a Non-United States holder if you are the beneficial owner of a Note and are, for United States federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

        If you are a United States holder, this subsection does not apply to you.

        Under United States federal income and estate tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a Non-United States holder of a Note:

  •
  we and other U.S. payors generally would not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, to you if, in the case of payments of interest:

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PartnerRe U.S. Holdings entitled to vote,

  2.
  you are not a controlled foreign corporation that is related to PartnerRe U.S. Holdings through stock ownership, and

    3.
    the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

    a.
    you have furnished to the U.S. payor an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

    b.
    in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

    c.
    the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

    i.
    a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

    ii.
    a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

    iii.
    a U.S. branch of a non-United States bank or of a non-United States insurance company,

      and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the Notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

      d.
      the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

      i.
      certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

      ii.
      to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or

      e.
      the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the Notes in accordance with U.S. Treasury regulations; and

  •
  no deduction for any United States federal withholding tax would be made from any amount that you realize (including both gain and amounts attributable to accrued but unpaid interest) on the sale or exchange of your Note.

        Further, a Note held by an individual who at death is not a citizen or resident of the United States would not be includible in the individual's gross estate for United States federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PartnerRe U.S. Holdings entitled to vote at the time of death and

  •
  the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Variation and Substitution

        Under applicable U.S. Treasury regulations, the modification of a debt instrument creates a deemed exchange of an "old" debt instrument for a "new" debt instrument if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Generally, the modification of a debt instrument will result in a deemed exchange of an old debt instrument for a new debt instrument if such modification is "significant" within the meaning of applicable U.S. Treasury regulations promulgated under the Internal Revenue Code. In general, the regulations provide that the modification of a debt instrument is a "significant modification" if, based on all the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, any variation of the Notes or substitution of the old notes for new notes (as described under "Description of the Notes and the Guarantees—Variation and Substitution") may result in such a deemed exchange. In such case, under certain circumstances, a United States holder of Notes may be required to recognize gain or loss upon the deemed exchange in an amount equal to the difference, if any, between the (i) "issue price" of the new notes and (ii) such holder's adjusted tax basis in the old notes. In addition, depending upon the circumstances, the new notes may be deemed to be issued with OID. Holders should consult their tax advisors regarding the U.S. federal income tax consequences if there is a variation or substitution with respect to the Notes.

FATCA Withholding

        Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax ("FATCA withholding") may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the Notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Notes through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

        In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your Note. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your Note before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        In general, if you are a Non-United States holder, we and other payors are required to report payments of interest on your Notes on IRS Form 1042-S. Payments of principal, premium or interest, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under "—Non-United States Holders" are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of Notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

        In general, payment of the proceeds from the sale of Notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Bermuda Tax Considerations

        At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or applicable to PartnerRe Ltd.'s operations, shares, debentures or other obligations. PartnerRe Ltd. has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to PartnerRe Ltd. or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by PartnerRe Ltd. in respect of real property owned or leased by it in Bermuda.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Wells Fargo Securities, LLC, Barclays Capital Inc. and BofA Securities, Inc. are acting as the representatives. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the issuer has agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Barclays Capital Inc.
BofA Securities, Inc.

Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

        The underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed        % of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed        % of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the underwriting discount that the issuer is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by the Issuer
Per Note		%

        The underwriters have agreed to reimburse us $            for certain fees and expenses relating to this offering.

        PartnerRe has agreed with the underwriters not to, and not to permit any of its subsidiaries to, dispose of or hedge any debt securities of PartnerRe or any such subsidiary on or prior to the completion of this offering without the prior written consent of the representatives.

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Certain of the underwriters have performed commercial banking, investment banking and financial advisory services for PartnerRe and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of customers, and such investment and securities activities may involve securities and/or instruments of PartnerRe or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        If the underwriters or their affiliates hold any 5.875% Series F Non-Cumulative Preferred Shares, they may receive a portion of the proceeds of this offering if we repay or redeem such shares. Any underwriter that receives more than 5% of the net proceeds of this offering (together with its affiliates) will have a conflict of interest, as that term is defined in FINRA Rule 5121. Accordingly, this offering is being conducted in compliance with FINRA Rule 5121.

        None of the underwriters with a Rule 5121 conflict of interest will sell the Notes to an account over which it exercises discretion without the express approval of the account holder.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We expect that delivery of the Notes will be made against payment therefor on or about                        , 2020, which will be the                        business day (T+            ) following the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the Notes will not be made on a T+2 basis, investors who wish to trade the Notes before a final settlement may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom ("UK").

        For these purposes:

          (a)   retail investor means a person who is one (or more) of (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

          References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Additional Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the guarantor and does not apply to the issuer; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in People's Republic of China

        The underwriters will be required to represent and agree that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People's Republic of China, or the "PRC" (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

        This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

        The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

        Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in Hong Kong

        No underwriter nor any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in

Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the "FIEA") and the underwriters will not offer or sell any of the Notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Republic of Korea

        The Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the "FSCMA") and the bonds have been and will be offered in Korea as a private placement under the FSCMA. None of the bonds may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). Furthermore, the purchaser of the bonds shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the bonds.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the "SFA"), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

        The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in United Arab Emirates

        This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), the Emirates Securities and Commodities Authority (the "SCA") or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC").

        This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

 EXPENSES OF THE OFFERING

        The estimated expenses of this offering, other than underwriting discount, are as follows. All the amounts shown are estimates except for the Registration Statement filing fee.

Registration Statement filing fee*		$169,680
Trustees' fees and expenses
Legal fees and expenses
Accounting fees and expenses
Printing costs
Miscellaneous

Total	$

*
Previously paid in connection with the filing of the Registration Statement in respect of a maximum aggregate offering price of $1,400,000,000 of securities of PartnerRe Ltd., PRE Finance and PartnerRe Finance C LLC.

VALIDITY OF THE NOTES

        Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

        The consolidated financial statements of PartnerRe appearing in PartnerRe's Annual Report on Form 20-F for the year ended December 31, 2019 (including schedules appearing therein) have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to our debt securities. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.

        PartnerRe is subject to the informational requirements of the Exchange Act as a foreign private issuer. Accordingly, PartnerRe files annual reports and other reports with the SEC.

        The SEC allows us to "incorporate by reference" the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents subsequently filed by PartnerRe pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, we incorporate by reference the following documents filed prior to the date of this prospectus supplement:

  •
  PartnerRe's Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 2, 2020; and

  •
  PartnerRe's Reports on Form 6-K filed with the SEC on March 3, 2020, July 28, 2020 (regarding the Press Release and Supplementary Financial Information—PartnerRe Ltd. second quarter results, dated July 28, 2020), July 28, 2020 (regarding the announcement of the appointment of Jacques Bonneau as PartnerRe's President and CEO), August 3, 2020 and September 15, 2020.

        You may request free copies of these filings by writing or telephoning us at the following address:

90 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention: Legal and Compliance
Telephone: (441) 292-0888
Fax: (441) 292-3060

        Our filings with the SEC are also available from the SEC's Web Site at http://www.sec.gov. PartnerRe's 5.875% Series F Non-Cumulative Preferred Shares, 6.50% Series G Cumulative Preferred Shares, 7.25% Series H Cumulative Preferred Shares and 5.875% Series I Non-Cumulative Preferred Shares are listed on the New York Stock Exchange and PartnerRe's reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of PartnerRe's public filings at the New York Stock Exchange, please call (212) 656-5060.

        We maintain a website at www.partnerre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 20-F, Current Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$1,400,000,000

PartnerRe Ltd.

Preferred Shares
Debt Securities

PartnerRe Finance B LLC
PartnerRe Finance C LLC

Debt Securities
Fully and Unconditionally Guaranteed by
PartnerRe Ltd.

        PartnerRe Ltd. may offer and sell from time to time preferred shares and senior or subordinated debt securities. PartnerRe Finance B LLC and PartnerRe Finance C LLC may offer and sell from time to time senior or subordinated debt securities which will be fully and unconditionally guaranteed by PartnerRe Ltd. PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC may sell any combination of the securities in one or more offerings up to an aggregate maximum offering price of $1,400,000,000. The specific terms of these securities will be provided in supplements to this prospectus.

        PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

        You should read this prospectus and any supplement to this prospectus carefully before you invest. This prospectus may not be used to confirm sales of any securities unless it is attached to a prospectus supplement.

        There is no public trading market for the securities that may be offered hereby.

        INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 5 AND ANY RISK FACTORS INCLUDED IN, OR INCORPORATED BY REFERENCE INTO, AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

        NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Except as expressly provided in an underwriting agreement, no securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any securities offered hereby.

The date of this prospectus is June 6, 2019.

        None of us, PartnerRe Finance B LLC and PartnerRe Finance C LLC have authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying supplement to this prospectus. None of us, PartnerRe Finance B LLC and PartnerRe Finance C LLC take any responsibility for, nor can any such persons provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement are delivered or sale pursuant to this prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the PRE Finance Subsidiaries (defined below) have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process, relating to the preferred shares, debt securities and guarantees described in this prospectus. This means:

  •
  we and the PRE Finance Subsidiaries may issue any combination of securities covered by this prospectus from time to time, up to an aggregate offering price of $1,400,000,000;

  •
  a prospectus supplement will be provided each time securities are offered pursuant to this prospectus; and

  •
  the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

        This prospectus provides you with a general description of the securities that we and the PRE Finance Subsidiaries may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us, the PRE Finance Subsidiaries, and the offered securities, please refer to the registration statement. Each time we or any PRE Finance Subsidiary sells securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus to "PartnerRe," "we," "us," "our" or the "Company," refer to PartnerRe Ltd. and, unless the context otherwise requires or unless otherwise stated, PartnerRe Ltd.'s subsidiaries. References in this prospectus to the "PRE Finance Subsidiary" refers to either PartnerRe Finance B LLC or PartnerRe Finance C LLC (collectively, the "PRE Finance Subsidiaries"), each an indirect wholly owned subsidiary of PartnerRe Ltd. References in this prospectus to "PartnerRe Ltd." or the "guarantor" refer to PartnerRe Ltd. (excluding its subsidiaries). References to "issuer" refer to any of PartnerRe Ltd., PartnerRe Finance B LLC or PartnerRe Finance C LLC, as the case may be. In this prospectus, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

 THE ISSUERS

PartnerRe Ltd.

        PartnerRe Ltd., an exempted company limited by shares incorporated under the laws of Bermuda on August 17, 1993 with limited liability, is the holding company for our international reinsurance group (PartnerRe group). The Company predominantly provides reinsurance through its principal wholly owned subsidiaries, including Partner Reinsurance Company Ltd. (PartnerRe Bermuda), Partner Reinsurance Europe SE (PartnerRe Europe), Partner Reinsurance Company of the U.S. (PartnerRe U.S.) and Partner Reinsurance Asia Pte. Ltd. (PartnerRe Asia). The Company provides reinsurance for its clients globally and its primary offices are located in Hamilton (Bermuda), Dublin, Stamford (Connecticut, U.S.), Toronto, Paris, Singapore and Zurich.

        The Company provides reinsurance of risks to ceding companies (cedants or reinsureds). Risks reinsured include, but are not limited to, agriculture, aviation/space, casualty, catastrophe, energy, engineering, financial risks, marine, motor, multiline and property as well as mortality, longevity, and accident and health and alternative risk products.

        The Company's principal office is located at 90 Pitts Bay Road, Pembroke, Bermuda (telephone number: +1 441-292-0888). The Company maintains an internet site at www.partnerre.com that contains the Company's Annual Reports on Form 20-F filed with the SEC and Current Reports on Form 6-K furnished with the SEC. These Reports are also available on the internet site maintained by the SEC at www.sec.gov.

PartnerRe Finance B LLC and PartnerRe Finance C LLC

        PartnerRe Finance B LLC and PartnerRe Finance C LLC were formed on March 10, 2009, and March 30, 2009, respectively. Each is a Delaware limited liability company, an indirectly wholly owned subsidiary of PartnerRe, and a wholly owned direct subsidiary of PartnerRe U.S. Corporation ("PartnerRe U.S. Holdings"), that was created solely for purposes of issuing, from time to time, debt securities. The principal executive offices of each of the PRE Finance Subsidiaries is c/o PartnerRe U.S. Corporation, 200 First Stamford Place, Stamford, Connecticut 06902 (telephone number: +1 203-485-4200).

 FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the "Exchange Act" and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or our results of operations. Forward-looking statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ, potentially materially, from those reflected in such forward-looking statements, including, without limitation, the information included in or incorporated by reference into this prospectus regarding projections; efficiencies/cost avoidance; cost savings; income and margins; earnings; growth; economies of scale; the economy; future economic performance; deployment of capital; future acquisitions and dispositions; litigation; potential and contingent liabilities; management's plans; business portfolios; and taxes.

        Forward-looking statements may be preceded by, followed by or include the words "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue," the negative of these terms and other comparable terminology.

        Forward-looking statements are not guarantees of performance. You should understand that the important factors set forth below, in addition to those risk factors disclosed in our current and periodic reports filed with the SEC could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.

        First, our ability to generate an appropriate return on our operations over a reinsurance cycle is dependent on our individual performance, but also on industry factors that impact the level of competition and the price of risk. The level of competition is determined by supply of and demand for capacity. Demand is determined by client buying behavior, which varies based on the client's perception of the amount and volatility of risk, its financial capacity to bear it and the cost of risk transfer. Supply is determined by the existing reinsurance companies' level of financial strength and the introduction of capacity from new start-ups or capital markets. Supply and demand for capacity is also impacted by consolidation of competitors, customers and insurance and reinsurance brokers. Significant new capacity or significant reduction in demand will depress industry profitability until the supply/demand balance is redressed. Extended periods of imbalance could depress industry profitability.

        Second, we knowingly expose ourselves to significant volatility in our quarterly and annual net income. We create shareholder value by assuming risk from the insurance and capital markets. This exposes us to volatile earnings as untoward events happen to our clients and in the capital markets. Examples of potential large loss events include, without limitation:

  •
  Natural catastrophes such as windstorms, hurricanes, tsunamis, earthquakes, floods, hailstorms, tornadoes, severe winter weather, fires, drought, etc.;

  •
  Man-made disasters such as terrorism;

  •
  Declines in the equity and credit markets;

  •
  Systemic increases in the frequency or severity of casualty losses; and

  •
  New mass tort actions or reemergence of old mass torts such as cases related to asbestosis and environmental contamination.

        We manage large loss events through evaluation processes, which are designed to enable proper pricing of these risks over time, but which do little to moderate short-term earnings volatility. The only effective tools to dampen earnings volatility are through diversification by building a portfolio of uncorrelated risks and through the purchase of retrocessional coverage to optimize a portfolio. We do not use significant capital market hedges or trading strategies in the pursuit of stability in earnings.

        Third, we expose ourselves to several very significant risks that are of a size that can impact our financial strength or regulatory capital. We believe that the following can be categorized as very significant risks:

  •
  Natural catastrophe and climate change risk, including the risk of increases in the frequency and severity of natural catastrophes and the losses that result from them;

  •
  Long tail reinsurance risk;

  •
  Market risk;

  •
  Interest rate risk;

  •
  Default and credit spread risk;

  •
  Equity and real estate valuation risk;

  •
  Concentration risk, including our reliance on a small number of reinsurance brokers and other distribution services for a significant portion of our revenue;

  •
  Currency risk, including foreign currency exchange rate fluctuations;

  •
  Counterparty risk;

  •
  Trade credit underwriting risk;

  •
  Operational risk, including our ability to successfully implement our business strategies and initiatives, including strategic investments and mergers and acquisitions;

  •
  Longevity risk;

  •
  Pandemic risk;

  •
  Cybersecurity risk, including technology breaches or failure;

  •
  Agriculture risk; and

  •
  Political, regulatory and taxation risk, including the effect of Organization for Economic Co-operation and Development or European Union measures to increase our taxes and reporting requirements.

        These risks can accumulate, individually or in the aggregate, to the point that they exceed a year's worth of earnings and potentially adversely affect the capital base of the Company. We rely on our internal risk management processes, models and systems to manage these risks at the nominal exposure levels approved by the Company's board of directors. However, because these models and processes may fail, we also impose limits on our exposure to these risks.

        We caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this document. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this document or to reflect actual outcomes.

        Additional factors that may affect future results and conditions are described in our filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2018.

 RISK FACTORS

        An investment in our securities involves certain risks. Before you invest in any of the securities offered hereby, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained or incorporated by reference into this prospectus, including the "Risk Factors" set forth in our Annual Report on Form 20-F for the year ended December 31, 2018;

  •
  the information, including risk factors, in any of our subsequent current and annual reports and other documents we file with the SEC after the date of this prospectus that are incorporated by reference herein; and

  •
  the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

        Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by PartnerRe Ltd. or the PRE Finance Subsidiaries will be used for working capital, capital expenditures, acquisitions or other general corporate purposes of PartnerRe.

 DESCRIPTION OF PREFERRED SHARES

        From time to time, pursuant to the authority granted by our Bye-Laws, our board of directors may create and issue one or more series of preferred shares. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement.

        A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:

  •
  the number of shares to be issued and sold and any distinctive designation;

  •
  the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

  •
  the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of shares, to elect one or more of our directors;

  •
  the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any material limitations, restrictions or conditions on such redemption;

  •
  the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our shares of any other class, classes or series;

  •
  the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution or winding up;

  •
  the terms, if any, of any purchase, redemption, retirement or sinking fund to be provided for the preferred shares;

  •
  the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding; and

  •
  any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our Memorandum of Association or our Bye-Laws.

DESCRIPTION OF DEBT SECURITIES

        We and each of the PRE Finance Subsidiaries may offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate.

        Our senior debt securities will be issued under a senior indenture to be entered into between us and The Bank of New York Mellon, as trustee. Our subordinated debt securities will be issued under a subordinated indenture to be entered into between us and The Bank of New York Mellon, as trustee. The senior debt securities of PartnerRe Finance B LLC will be issued under an indenture dated as of March 15, 2010, among PartnerRe Finance B LLC, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. The senior debt securities of PartnerRe Finance C LLC will be issued under a senior indenture to be entered into between the PartnerRe Finance C LLC, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. Each PRE Finance Subsidiary's subordinated debt securities will be issued under a subordinated indenture to be entered into between the relevant PRE Finance Subsidiary, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. Each of these indentures is an exhibit to the registration statement of which this prospectus forms a part.

        In this prospectus, we refer to the senior indentures and subordinated indentures collectively as the "indentures" and each individually as an "indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

        The following description of the material terms and provisions of the indentures and the related debt securities is only a summary. You should read the indentures and the debt securities for complete information regarding the terms and provisions of an indenture, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in the indentures. The indentures are subject to and governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        Each PRE Finance Subsidiary's senior indenture and each respective entity's subordinated indenture are substantially identical to one another, except for certain covenants relating to subordination contained in such PRE Finance Subsidiary's subordinated indenture.

General

        The indentures do not limit the aggregate principal amount of the debt securities which we or any PRE Finance Subsidiary may issue. The indentures provide that we or any PRE Finance Subsidiary, as applicable, may issue the debt securities from time to time in one or more series. (Section 3.01) While the indentures do not limit the amount of other indebtedness or the debt securities which we, or our subsidiaries may issue, the supplemental indentures related to offerings by finance subsidiaries of PartnerRe Ltd. of currently outstanding debt securities have imposed restrictions on the activities of the issuer, including its ability to issue other types of debt securities.

        Unless otherwise provided in the related prospectus supplement, senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer's other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the respective issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under "—Subordination of the Subordinated

Debt Securities Issued by PartnerRe Ltd.," "—Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries" and in the applicable prospectus supplement.

        The prospectus supplement relating to the particular debt securities being offered will include specific terms relating to the offering. The terms will include, among other terms, some or all of the following, as applicable:

  •
  the title and series of such debt securities;

  •
  the aggregate principal amount of such debt securities and any limit upon such principal amount;

  •
  the date or dates on which the principal of such debt securities will be payable;

  •
  the rate or rates at which such debt securities will bear interest, if any;

  •
  the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

  •
  the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

  •
  any right to extend or defer the interest payment period and the duration of the extension;

  •
  the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable;

  •
  any optional or mandatory redemption terms or prepayment, conversion, sinking fund or remarketing provisions;

  •
  if other than denominations of $2,000 or multiples of $1,000, the denominations in which any debt securities to be issued in registered form (as defined below) will be issuable;

  •
  if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form (as defined below) will be issuable;

  •
  any convertibility or exchangeability provisions;

  •
  any index, formula or other method used to determine the amount of payments of principal of, or any premium or interest with respect to such debt securities;

  •
  whether such debt securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

  •
  whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

  •
  in the case of debt securities issued by either PRE Finance Subsidiary, the agreement relating to our guarantee of such debt securities;

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  United States federal income tax considerations, if any;

  •
  the currency or currencies, if other than the U.S. dollar, in which payments of the principal of and interest on the debt securities will be payable;

  •
  any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

  •
  in the case of subordinated debt securities, any modifications, including additions to or exclusions from, the definition of Senior Indebtedness (defined under "—Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd." and "—Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries"); and

  •
  any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.01)

        The issuer will have the ability under the indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.01)

        Unless otherwise provided in the related prospectus supplement, principal, premium and interest, if any, with respect to any debt securities will be payable at the office or agency maintained by us or the relevant PRE Finance Subsidiary for such purposes. The payment office will initially be the corporate trust office of the trustee. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled to the payment at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. A security issued in "registered form" is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that such issuer will be required to maintain a paying agent in each place where the principal of or any premium or interest on the debt securities are payable. (Sections 3.07, 10.02 and 11.06)

        Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series at the office or agency maintained by the issuer for such purposes. This office will initially be the corporate trust office of the trustee. If so required by the issuer or the security registrar, any debt security presented for transfer must be duly endorsed or accompanied by a written instrument of transfer. Debt securities received upon exchange will contain identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount. Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:

  •
  issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing,

  •
  register the transfer or exchange of any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or

  •
  register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.05)

        We and the PRE Finance Subsidiaries, as applicable, have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on the debt securities are payable. (Section 10.02)

        Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities (as defined below) registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in "bearer form" is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.

        If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

        The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the applicable indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by PartnerRe Ltd. or either PRE Finance Subsidiary, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our or the relevant PRE Finance Subsidiary's option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law, including securities laws, and our and the relevant PRE Finance Subsidiary's organizational documents, as applicable.

Consolidation, Amalgamation, Merger and Sale of Assets

        Each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease the properties and assets of such issuer as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into such issuer, or convey, transfer or lease such person's properties and assets as an entirety or substantially as an entirety to such issuer, unless:

  •
  such person is a corporation, limited liability company, incorporated association, company or business trust, as the case may be, organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the applicable indenture, a member of the Organization of Economic Cooperation and Development;

  •
  such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, or any premium and interest on, all of the debt securities issued under the applicable indenture, and the performance of the issuer's obligations under such indenture and the debt securities issued under such indenture, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities;

  •
  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer as a result of such transaction as having been incurred by such issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and

  •
  certain other conditions are met. (Section 8.01)

        Each PRE Finance Subsidiary's indenture includes a like restriction on consolidation, amalgamation and merger involving PartnerRe Ltd., as guarantor of the relevant PRE Finance Subsidiary's obligations under its debt securities. (Section 8.03 of each PRE Finance Subsidiary's indenture)

Events of Default

        Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any debt securities:

          (1)   default in paying interest on any debt security, when it becomes due and payable, and the default continues for a period of 30 days;

          (2)   default in paying principal or any premium on any debt security, when such principal or premium becomes due and payable;

          (3)   default in the performance, or breach, of any covenant or warranty in the applicable indenture for the benefit of such debt securities, and the continuance of such default or breach for a period of 60 days after written notice of default is given under the applicable indenture;

          (4)   if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the issuer for borrowed money (other than indebtedness which is non-recourse to such issuer) happens and consists of default in the payment of more than $100,000,000 in principal amount of such indebtedness when due (after giving effect to any applicable grace period) or shall result in such indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

          (5)   the issuer fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

          (6)   certain events relating to bankruptcy, insolvency or reorganization of the issuer.

        In each PRE Finance Subsidiary's indenture, the Events of Default described in clauses (3) through (6) above also include references to PartnerRe Ltd., as guarantor under such indenture.

        If an Event of Default (other than an Event of Default described in (6) of the preceding paragraph) occurs with respect to the debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may, by written notice as provided in the applicable indenture, declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02)

        Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a "default"), the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal, premium, interest or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer's board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.02)

        If an Event of Default occurs and continues with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.03) Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture or the related Series Authorization at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity satisfactory to it in its reasonable judgment. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)

Modification and Waiver

        The issuer and the trustee may modify or amend the applicable indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification of amendments. However, each affected holder must consent to certain modifications or amendments, including:

  •
  changes to the stated maturity of the principal of, or any premium or installment of interest with respect to, any debt security; or

  •
  reductions of the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest with respect to, or any premium payable upon the redemption of, any debt security.

        In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities, as the case may be, to Senior Indebtedness (as defined under "—Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd." and "—Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries") without the prior written consent of the holders of such Senior Indebtedness. (Section 9.07 of the subordinated indentures)

        The issuer and the trustee may modify or amend the applicable indenture and debt securities of any series without the consent of any holder in order to, among other things:

  •
  provide for the issuer's successor pursuant to a consolidation, amalgamation, merger or sale of assets;

  •
  provide for a successor trustee with respect to debt securities of all or any series;

  •
  cure any ambiguity, defect or inconsistency;

  •
  make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series; or

  •
  make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.01)

        The holders of at least a majority in principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. (Section 10.06) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

  •
  in paying principal, premium or interest with respect to debt securities of that series; or

  •
  in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

        Under each indenture, the issuer is required to furnish to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after its occurrence, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.07)

Discharge, Defeasance and Covenant Defeasance

        The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.01)

        Each indenture provides that, unless the provisions of Section 4.02 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.01 thereof, the issuer may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) ("defeasance"); or

  •
  to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities ("covenant defeasance").

        Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, such debt securities on the scheduled due dates. (Section 4.02)

        Such a trust may only be established if, among other things:

  •
  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

  •
  with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture; and

  •
  with respect to defeasance, the issuer has delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.02)

        "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.01)

        "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.01)

        If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.01 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.02)

        "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.01)

        If the issuer effects covenant defeasance with respect to any of its debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer, and in the case of debt securities issued by a PRE Finance Subsidiary, PartnerRe Ltd., as guarantor, would remain liable to make payment of such amounts due at the time of acceleration.

Global Securities

        The debt securities of a series may be issued in whole or in part under a book entry system in the form of one or more global debt securities. Each global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

        The depositary will be a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the depositary. Access to the depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We and the PRE Finance Subsidiaries anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security in registered form, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants' accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the applicable issuer if such debt securities are offered and sold directly by such issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through the participants' records. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary, or its nominee, is the owner of record of a global security, PartnerRe Ltd. or the relevant PRE Finance Subsidiary, as applicable, will consider such depositary or its nominee, as applicable, the sole owner or holder of the debt securities represented by a global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by a global security registered in their names, and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered the owners or holders thereof under the applicable indenture under which these debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We and the PRE Finance Subsidiaries understand that under existing industry practices, if we or any PRE Finance Subsidiary requests any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

        Payments of principal of, any premium and interest on, the debt securities represented by a global security registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner. None of the trustee, any paying agent, the security registrar, us or the applicable PRE Finance Subsidiaries will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We and the PRE Finance Subsidiaries expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and the PRE Finance Subsidiaries also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

        The indentures provide that global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations, if:

  •
  the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by the issuer within 90 days of written notice;

  •
  the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

  •
  an Event of Default with respect to a series of the debt securities has occurred and is continuing.

        With respect to the second bullet point above, we and the PRE Finance Subsidiaries understand, however, that under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. The issuer would issue definitive certificates in exchange for any such interests withdrawn. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.05) We and the PRE Finance Subsidiaries expect that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

        If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

        The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

        Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of:

          (1)   any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

          (2)   any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (3)   any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (4)   any combination of items (1), (2) and (3).

        In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

        In certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd.

        Our subordinated debt securities will, to the extent set forth in our subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of ours, whether outstanding at the date of our subordinated indenture or thereafter incurred. (Section 16.01 of our subordinated indenture) Holders of our Senior Indebtedness will first be entitled to receive payment in full of all amounts due on our Senior Indebtedness before the holders of our subordinated debt securities are entitled to receive payment on account of principal, premium, interest on our subordinated debt securities, if certain events occur. These events include:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

  •
  any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

  •
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours.

        (Section 16.03 of our subordinated indenture)

        If we are liquidated or become insolvent, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

        Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, and any premium and interest on, our subordinated debt securities have been paid in full. (Section 16.04 of our subordinated indenture)

        No payment of principal (including redemption and sinking fund payments) of or any premium or interest with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

  •
  any payment of principal, interest or any other amount on our Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

  •
  if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

        (Section 16.02 of our subordinated indenture)

        Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

        For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

  •
  our subordinated debt securities;

  •
  Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities or any other Indebtedness ranking pari passu with our subordinated debt securities;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable;

  •
  liability for income, franchise, real estate or other taxes owed or owing; and

  •
  our guarantees of any junior subordinated debt securities of the PRE Finance Subsidiaries, including those issued to a financing vehicle of PartnerRe.

        Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of our subordinated indenture)

        For the purposes of this section, the term "Indebtedness" means:

  •
  principal of and any premium and interest on (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

  •
  capitalized lease obligations;

  •
  obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (except trade accounts payable arising in the ordinary course of business);

  •
  reimbursement obligations on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are undrawn or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by us of a demand for reimbursement);

  •
  obligations of the type referred to above of other persons and all dividends of other persons, the payment of which we are responsible or liable as obligor, guarantor or otherwise;

  •
  obligations of the type referred to above of other persons secured by any lien on any of our property or assets; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

        Our subordinated indenture provides that the foregoing subordination provisions, including the definition of "Senior Indebtedness", insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries

        The subordinated debt securities issued by the PRE Finance Subsidiaries will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of the relevant issuer, whether outstanding at the date of such subordinated indenture or thereafter incurred. (Section 16.01 of the subordinated indentures) Holders of Senior Indebtedness of either PRE Finance Subsidiary will first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of the relevant issuer are entitled to receive or retain any payment on account of principal, premium or interest with respect to such subordinated debt securities, if certain events occur. These events include:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the relevant issuer or to its creditors, as such, or to its assets; or

  •
  any voluntary or involuntary liquidation, dissolution or other winding up of the relevant issuer, whether or not involving insolvency or bankruptcy; or

  •
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the relevant issuer.

        (Section 16.03 of the subordinated indentures)

        If either PRE Finance Subsidiary is liquidated or becomes insolvent, holders of Senior Indebtedness of the relevant issuer and holders of other obligations of such issuer that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of such issuer.

        Subject to the payment in full of all Senior Indebtedness of the relevant PRE Finance Subsidiary, the rights of the holders of subordinated debt securities of such issuer will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the relevant issuer applicable to such Senior Indebtedness until the principal of, any premium and interest on such subordinated debt securities have been paid in full. (Section 16.04 of the subordinated indentures)

        No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the subordinated debt securities of the relevant PRE Finance Subsidiary, or payments to acquire such securities (other than pursuant to their conversion), may be made if:

  •
  any payment of principal, interest or any other amount on Senior Indebtedness of such issuer is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

  •
  if the maturity of any Senior Indebtedness of such issuer has been accelerated because of a default.

        (Section 16.02 of the subordinated indentures)

        The subordinated indentures of the PRE Finance Subsidiaries do not limit or prohibit the relevant issuer from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to its subordinated debt securities, but subordinate to the relevant issuer's other obligations. The senior debt securities issued by a PRE Finance Subsidiary will constitute Senior Indebtedness under such PRE Finance Subsidiary's subordinated indenture.

        For purposes of this section, the term "Senior Indebtedness" means all Indebtedness of the relevant PRE Finance Subsidiary outstanding at any time, except:

  •
  the subordinated debt securities issued by such PRE Finance Subsidiary;

  •
  Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with such subordinated debt securities or any other Indebtedness ranking pari passu with such subordinated debt securities;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against such PRE Finance Subsidiary in a proceeding under federal or state bankruptcy laws;

  •
  trade accounts payable;

  •
  liability for income, franchise, real estate or other taxes owed or owing; and

  •
  any junior subordinated debt securities, including those issued to a financing vehicle of PartnerRe.

        Such Senior Indebtedness will continue to be Senior Indebtedness of the relevant issuer and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of the subordinated indentures)

        For the purposes of this section, the term "Indebtedness" means:

  •
  principal of and any premium and interest on (a) indebtedness of such PRE Finance Subsidiary for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such PRE Finance Subsidiary is responsible or liable;

  •
  capitalized lease obligations;

  •
  obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (except trade accounts payable arising in the ordinary course of business);

  •
  reimbursement obligations on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are undrawn or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such PRE Finance Subsidiary of a demand for reimbursement);

  •
  obligations of the type referred to above of other persons and all dividends of other persons, the payment of which such PRE Finance Subsidiary is responsible or liable as obligor, guarantor or otherwise;

  •
  obligations of the type referred to above of other persons secured by any lien on any property or asset of such PRE Finance Subsidiary; and

  •
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

        The PRE Finance Subsidiaries' subordinated indentures provide that the foregoing subordination provisions, including the definition of "Senior Indebtedness", insofar as they relate to any particular issue of subordinated debt securities by the relevant issuer, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

        The indentures are, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13).

DESCRIPTION OF DEBT SECURITIES GUARANTEES

        Concurrently with any issuance by a PRE Finance Subsidiary of its senior debt securities or subordinated debt securities, we will guarantee, on a full and unconditional basis, such debt securities for the benefit of the holders thereof pursuant to a guarantee agreement. Each guarantee agreement we may enter into will be (or, in the case of the guarantee agreement dated as of March 15, 2010 in respect of the senior debt securities of PartnerRe Finance B LLC, is) qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon will act (or, in the case of the guarantee agreement in respect of the senior debt securities of PartnerRe Finance B LLC, acts) as indenture trustee under each of the guarantee agreements for the purposes of compliance with the Trust Indenture Act. Each of the guarantee agreements is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

        The following summary sets forth the material terms and provisions of our guarantee of the PRE Finance Subsidiary's senior debt securities and subordinated debt securities. The following description of certain provisions of the guarantees is only a summary. You should read the guarantee agreements and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. Whenever we refer to particular sections or defined terms of the guarantee agreement, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under the applicable guarantee agreement, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

General

        We will fully and unconditionally guarantee all obligations of the PRE Finance Subsidiary under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, the guarantee will be an unsecured obligation of PartnerRe Ltd.

        Since PartnerRe Ltd. is a holding company, its rights and the rights of its creditors, including the holders of either PRE Finance Subsidiary's debt securities who are creditors of PartnerRe Ltd. by virtue of the guarantees, and shareholders to participate in any distribution of the assets of any of its subsidiaries upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of that subsidiary's creditors and policyholders, except to the extent that PartnerRe Ltd. may itself be a creditor with recognized claims against that subsidiary. The right of creditors of PartnerRe Ltd., including the holders of either PRE Finance Subsidiary's debt securities who are creditors of PartnerRe Ltd. by virtue of the guarantee, to participate in the distribution of the stock owned by PartnerRe Ltd. in certain of its subsidiaries, including PartnerRe Ltd.'s insurance subsidiaries, may also be subject to Bermuda law and approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Waiver of Events of Default

        An event of default under the debt securities guarantee will occur upon our default on any of our payment or other obligations under the debt securities guarantee agreement. The holders of not less than a majority of the outstanding principal amount of the relevant PRE Finance Subsidiary's senior debt securities or subordinated debt securities, as applicable, may, by vote, on behalf of all such holders, waive any past event of default of PartnerRe Ltd. in respect of its guarantee and its consequences on any of its payment or other obligations under the senior debt securities guarantee agreement or the subordinated debt securities guarantee agreement, as applicable.

Amendments

        The senior debt securities guarantee and the subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of such debt securities. In addition, certain amendments affecting the obligations of PartnerRe Ltd. may only be made in writing with the prior approval of each holder.

        No consent of the holders of the PRE Finance Subsidiaries' senior debt securities or subordinated debt securities is required to amend the guarantee in a way that does not adversely affect in any material respect the rights of such holders.

 PLAN OF DISTRIBUTION

        We and each PRE Finance Subsidiary may sell the offered securities to or through underwriters, agents or dealers and also may sell the securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

        The prospectus supplement relating to each series of securities offered will also set forth the terms of the offering of the securities, including to the extent applicable, the initial offering price, the proceeds to the issuer, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to securities sold to or through underwriters or agents will be named in the prospectus supplement relating to such securities.

        In connection with the sale of the securities, underwriters may receive compensation from PartnerRe or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the securities or out of the general funds of the Company.

        Under agreements which may be entered into by a PRE Finance Subsidiary and PartnerRe Ltd., underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by PartnerRe against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        In connection with any offering of securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the preferred shares, debt securities and the guarantees described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC's website at www.sec.gov.

        PartnerRe is subject to the informational requirements of the Exchange Act as a foreign private issuer. Accordingly, PartnerRe files annual reports and other reports with the SEC. Our filings with the SEC are also available from the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we and the PRE Finance Subsidiaries sell all the securities shall be deemed to be incorporated by reference into this prospectus. In addition, we incorporate by reference the following documents filed prior to the date of this prospectus:

  •
  PartnerRe's Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 20, 2019; and

  •
  PartnerRe's Reports on Form 6-K filed with the SEC on April 15, 2019 and May 17, 2019.

        You may request free copies of these filings by writing or telephoning us at the following address:

90 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention: Legal and Compliance
Telephone: (441) 292-0888
Fax: (441) 292-3060

        PartnerRe's 5.875% Series F Non-Cumulative Preferred Shares, 6.50% Series G Cumulative Preferred Shares, 7.25% Series H Cumulative Preferred Shares and 5.875% Series I Non-Cumulative Preferred Shares are listed on the New York Stock Exchange and PartnerRe's reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of PartnerRe's public filings at the New York Stock Exchange, please call (212) 656-5060.

        We maintain a website at www.partnerre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 20-F, Current Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The information on our website is not incorporated by reference in this prospectus.

 ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving PartnerRe U.S. Corporation, 200 First Stamford Place Stamford, CT 06902, our United States agent irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain judgments obtained in the United States courts, including certain judgments under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that (a) such courts did not have proper jurisdiction over the parties subject to such judgment; (b) such courts contravened the rules of natural justice of Bermuda; (c) such judgment was obtained by fraud; (d) the enforcement of the judgment would be contrary to the public policy of Bermuda; (e) new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; or (f) the correct procedures under the laws of Bermuda were not complied with.

        NONE OF US, PARTNERRE FINANCE B LLC OR PARTNERRE FINANCE C LLC HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NONE OF US, PARTNERRE FINANCE B LLC OR PARTNERRE FINANCE C LLC TAKE ANY RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE, PARTNERRE FINANCE B LLC AND PARTNERRE FINANCE C LLC ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

 EXPENSES

        The estimated expenses to be incurred in connection with a distribution of securities registered under this registration statement, other than underwriting discounts and commissions, are as follows:

Registration Statement filing fee		$169,680
Trustees' fees and expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing costs	$		*
Miscellaneous	$		*

Total	$		*

*
To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

 VALIDITY OF SECURITIES

        The validity of the preferred shares, debt securities and the guarantees will be passed upon for us by Conyers Dill & Pearman Limited with respect to matters of Bermuda law and by Sullivan & Cromwell LLP with respect to matters of New York law.

EXPERTS

        The consolidated financial statements of PartnerRe Ltd. appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2018 (including schedules appearing therein) have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$

PartnerRe Finance B LLC
        % Fixed-Rate Reset Junior Subordinated Notes Due 2050

Fully and Unconditionally Guaranteed by
PartnerRe Ltd.

Prospectus Supplement

Joint Book-Running Managers

Wells Fargo Securities	Barclays	BofA Securities
Sole Structuring Agent to the Issuer

                        , 2020